UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2014

CARDAX, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-181719	45-4484428
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

167 Penn Street, Washington Boro, Pennsylvania 17582
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (717) 215-9872

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

EXPLANATORY NOTE

Unless otherwise noted, references in this Current Report on Form 8-K to “Cardax,” the “Company,” “we,” “our” or “us” means Cardax, Inc., the registrant, and, unless the context otherwise requires, together with its wholly-owned subsidiary, Cardax Pharma, Inc., a Delaware corporation (“Pharma”), and Pharma’s predecessor, Cardax Pharmaceuticals, Inc., a Delaware corporation (“Holdings”). The Company’s website address is www.cardaxpharma.com. This website and information contained on, or that can be accessed through, the website are not part of this report.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

There are statements in this Current Report on Form 8-K that are not historical facts. These “forward-looking statements” can be identified by use of terminology such as “anticipate,” “believe,” “estimate,” “expect,” “hope,” “intend,” “may,” “plan,” “positioned,” “project,” “propose,” “should,” “strategy,” “will,” or any similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. For a discussion of these risks, you should read this entire Current Report on Form 8-K carefully, especially the risks discussed under the section entitled “Risk Factors.” Although we believe that our assumptions underlying such forward-looking statements are reasonable, we do not guarantee our future performance, and our actual results may differ materially from those contemplated by these forward-looking statements. Our assumptions used for the purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances, including the development, acceptance and sales of our products and our ability to raise additional funding sufficient to implement our strategy. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. In light of these numerous risks and uncertainties, we cannot provide any assurance that the results and events contemplated by our forward-looking statements contained in this Current Report on Form 8-K will in fact transpire. These forward-looking statements are not guarantees of future performance. You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements.

ITEM 1.01          ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 7, 2014, the closing date (the “Closing Date”) of the Merger described in Item 2.01 below, we accepted the terms of, and entered into that certain Subscription Agreement dated as of February 7, 2014, by and between Pharma and the purchasers of securities named therein (the “Subscription Agreement”). The Subscription Agreement provided for aggregate gross cash proceeds to us of $3,923,100 in exchange for the issuance and sale of an aggregate 6,276,960 of shares of our common stock (“Common Stock”) (after giving effect to the Stock Dividend described below in Item 2.01), and the grant of Class A Warrants to purchase an aggregate of 6,276,960 shares of our Common Stock (after giving effect to the Stock Dividend) for a price per share of $0.625, subject to certain specified adjustments for changes or reclassifications to our Common Stock, that will expire in five years.

On the Closing Date of the Merger, we assumed the obligations of Pharma under the following agreements, which are collectively referred to as the “Placement Agent Agreements”:

•	that certain Placement Agent Agreement dated January 3, 2014, by and between Pharma and Portfolio Advisors Alliance, Inc. (“Portfolio Advisors”), and acknowledged by Agincourt Ltd. (“Agincourt”);

•	that certain Financial Consulting Agreement dated January 3, 2014, by and between Pharma and Portfolio Advisors Alliance, and acknowledged by Agincourt;

•	that certain Exclusive Investment Banking Agreement dated as of March 12, 2013, and supplemented as of May 21, 2013 and December 3, 2013, by and among Holdings, Pharma, and Agincourt, as the placement agent (the “Exclusive Investment Banking Agreement”); and

•	that certain Sub-Agency Agreement dated December 12, 2013, by and between Agincourt and Paulson Investment Company, Inc., as the sub-agent, and acknowledged by Holdings and Pharma (the “Sub-Agency Agreement”, and collectively with the Exclusive Investment Banking Agreement, the “Agincourt Agreements”).

Pursuant to the Subscription Agreement and the Placement Agent Agreements, we issued and sold an aggregate of 6,276,960 shares of Common Stock (after giving effect to the Stock Dividend) at a price per share of $0.625, and granted warrants to purchase an aggregate of 8,537,405 shares of Common Stock (after giving effect to the Stock Dividend) at a price per share of $0.625, subject to certain specified adjustments for changes or reclassifications to our Common Stock.

ITEM 2.01          COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On January 10, 2014, pursuant to that certain Stock Purchase Agreement dated January 10, 2014 (the “Purchase Agreement”), by and among Cardax, Pharma and Holdings, we acquired 66.67 shares of common stock of Pharma, which represented 40% of the issued and outstanding shares of common stock of Pharma after giving effect to the issuance of such shares, in exchange for an aggregate of 30,000,000 shares of our Common Stock (after giving effect to the Stock Dividend) that we issued to Pharma. Pharma transferred the shares of our Common Stock to Holdings as a dividend. Immediately prior to the closing (the “Closing”) of the Merger, Holdings owned 60% of Pharma and approximately 39% of our issued and outstanding shares of Common Stock.

On the Closing Date of the Merger, in accordance with the terms of the Agreement and Plan of Merger dated as of November 27, 2013 (the “Merger Agreement”), by and among Cardax, Cardax Acquisition, Inc., a Delaware corporation and our wholly-owned subsidiary (“Cardax Sub”), Holdings, and Pharma, as amended by (i) First Amendment dated as of January 10, 2014 and (ii) Second Amendment dated as of February 7, 2014, Cardax Sub was merged with and into Pharma (the “Merger”). Pharma was the surviving corporation in the Merger. There was no cash consideration exchanged in the Merger. Accordingly, on the Closing Date of the Merger, Pharma became our wholly-owned subsidiary and we acquired the life sciences business of Pharma.

Under the terms of the Merger Agreement, prior to or at the Closing of the Merger:

•	We authorized a stock dividend of 3.4 shares of our Common Stock for each one share of Common Stock to stockholders of record on January 9, 2014 (the “Stock Dividend”), which will be distributed after the Merger; and

•	Our certificate of incorporation and the bylaws were amended and restated.

In accordance with the terms of the Purchase Agreement, the Merger Agreement, the Subscription Agreement, the Placement Agent Agreements, options granted under our 2014 Equity Compensation Plan (the “2014 Plan”), including options granted in substitution of the options granted by Holdings under its 2006 Stock Incentive Plan (the “2006 Plan”), and the Services Agreement (as defined below), on the Closing Date, we issued the following shares of Common Stock, warrants and options to purchase shares of Common Stock:

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Holder	Securities	Shares of Common Stock(1)

Holdings	Common Stock	33,229,093	(2)

Holders of senior secured convertible promissory notes previously issued by Pharma	Common Stock	14,446,777

Holders of senior secured convertible promissory notes previously issued by Pharma	Warrants to purchase shares of Common Stock at $0.625 per share that will expire in 5 years	14,446,777

Holders of convertible unsecured promissory notes issued by Pharma	Common Stock	3,353,437

Holders of convertible unsecured promissory notes issued by Pharma	Warrants to purchase shares of Common Stock at $0.625 per share that will expire in 5 years	3,321,600

Purchasers of Common Stock under the Subscription Agreement and the Agincourt Agreements	Common Stock	6,276,960

Purchasers of Common Stock under the Subscription Agreement and the Agincourt Agreements	Warrants to purchase shares of Common Stock at $0.625 per share that will expire in 5 years	6,276,960

Placement agents and other persons	Warrants to purchase shares of Common Stock at $0.625 per share that will expire in 5 years	3,660,445	(3)

Certain Service Providers	Warrants to purchase shares of Common Stock at specified price that is not less than $1.25 per share that will expire in 3 years	700,000	(4)

Employees, service providers, and other persons	Equity incentive options or other grants under the 2014 Plan	27,756,821

(1)	Number of shares after giving effect to the Stock Dividend.
(2)	Represents 30,000,000 shares of our Common Stock issued pursuant to the Purchase Agreement and 3,229,093 shares of our Common Stock issued pursuant to the Merger Agreement.
(3)	Includes (a) a warrant issued to Highline Research Advisors LLC, which is owned by an affiliate of a principal of Agincourt, to purchase an aggregate of 750,000 shares of our Common Stock, at an exercise price of $0.625 per share, issued in connection with investor relations and financial consulting services provided to Holdings and Pharma and services to be provided to us after the Merger and (b) a warrant issued to an entity that provides certain website and investment relations related services to us to purchase an aggregate of 250,000 shares of our Common Stock, at an exercise price of $0.625 per share.
(4)	Warrant to purchase up to 700,000 shares of our Common Stock, that provides for the purchase of: (i) until the date that is 2 years after the Closing Date of the Merger, 500,000 shares at a price based on the initial trading price of the shares of our Common Stock on February 10, 2014 but not less than $1.25 per share; (ii) until the date that is 3 years after the Closing Date of the Merger,100,000 shares at 140% of the price per share of the initial tranche of 500,000 shares; and (iii) until the date that is 3 years after the Closing Date of the Merger, 100,000 shares at 140% of the price per share of the second tranche, all as provided in the form of such warrant which is filed as an exhibit to this Current Report on Form 8-K (the “JLS Warrant”).

All of the shares of Common Stock and warrants issued, described above, including pursuant to the Purchase Agreement, the Merger Agreement, the Subscription Agreement, the Placement Agent Agreements, and the options were granted under our 2014 Plan are restricted securities, as defined in paragraph (a) of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”). All such securities were issued pursuant to an exemption from the registration requirements of the Securities Act, under Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder.

We intend to prepare and file a registration statement on Form S-1, within 60 days after the Closing Date of the Merger, to permit a resale of the shares of Common Stock and the shares of Common Stock underlying the warrants that were issued in connection with the Merger, Subscription Agreement and Placement Agent Agreements.

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Concurrently with the Closing of the Merger, AAK Ventures, LLC, a Delaware limited liability company (“AAK”) and the owner of 39,820,000 restricted shares of Common Stock (after giving effect to the Stock Dividend), which represented approximately 52% of our outstanding shares of Common Stock immediately prior to the Closing, delivered to Cardax all of such shares for cancellation, and AAK ceased being a stockholder of Cardax. Austin Kibler, our sole Chief Executive Officer and sole director immediately prior to the Closing, is the sole member of AAK and will continue to beneficially own 50,001.6 shares of our Common Stock. In addition, concurrently with the Closing of the Merger, certain of our stockholders delivered to us for cancellation an aggregate of 963,604.4 freely tradable shares of our Common Stock.

On the Closing Date of the Merger, we distributed all of the issued and outstanding shares of our wholly-owned subsidiary, Koffee Korner’s Inc., a Texas corporation, which operated our retail coffee business, to Nazneen D’Silva, in accordance with the terms of the Spin-off Agreement dated as of February 7, 2014.

On February 7, 2014, Cardax Sub was merged with and into Pharma pursuant to the Merger Agreement. Item 2.01(f) of Form 8-K provides that if the registrant was a shell company, other than a business combination related shell company, as those terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), immediately before the transaction, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10 under the Exchange Act reflecting all classes of the registrant’s securities subject to the reporting requirements of Section 13 of the Exchange Act upon consummation of the transaction. We are providing below the information that we would be required to disclose on Form 10 under the Exchange Act as if Cardax was a shell company immediately before the transaction. Please note that the information provided below relates to the combined enterprises after the Merger of Cardax Sub with and into Pharma, except as the context may otherwise require.

BUSINESS

Our Corporate History and Background

On November 27, 2013, Cardax, Cardax Sub, Holdings, and Pharma entered into the Merger Agreement, and, on February 7, 2014, the Merger was consummated, as described above in this Item 2.01.

We acquired our business through the following transactions:

May 5, 2006:	Holdings acquired the intellectual property and other assets regarding certain astaxanthin technologies from Hawaii Biotech, Inc., a Delaware corporation (“HBI”), in exchange for shares of common stock of Holdings, shares of preferred stock of Holdings, options to purchase shares of common stock of Holdings and the assumption by Holdings of certain liabilities of HBI.

May 5, 2006 to May 31, 2013:	Holdings continued the research and development of astaxanthin technologies and related compounds and raised capital primarily through the issuance of debt securities.

May 31, 2013	Holdings contributed its assets to Pharma in exchange for all of the capital stock of Pharma and the assumption by Pharma of all of the liabilities of Holdings.

May 31, 2013 to February 7, 2014:	Pharma continued the business of Holdings including the research and development of nutraceutical and pharmaceutical technologies, including the commercialization of our technologies for products, and raised capital through the offering of senior secured convertible promissory notes.

January 10, 2014	We made our first investment in Pharma by purchasing 40% of the Pharma common stock (determined after our purchase of such shares) for shares of our Common Stock.

February 7, 2014:	We consummated the Merger and will continue the nutraceutical and pharmaceutical business of Pharma.

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In connection with the Merger, we amended and restated our certificate of incorporation and bylaws, in the forms filed herewith as Exhibits 3.1 and 3.2, respectively, and incorporated herein by reference, changed our name from Koffee Korner Inc. to Cardax, Inc., changed our fiscal year end to December 31, and changed the par value of our Common Stock and preferred stock to $0.001 per share.

Prior to the Merger, we operated under the name of “Koffee Korner’s, Inc.” as a single location retailer of specialty coffee located in Houston, Texas. Koffee Korner’s, Inc. was initially formed as a Texas corporation in July 2003 and became a Delaware corporation in January 2012. On the Closing Date, we distributed all of the issued and outstanding shares of Koffee Korner’s Inc., which operated our retail coffee business, to Nazneen D’Silva, in accordance with the terms of the Spin-off Agreement dated as February 7, 2014 (the “Spin-off Agreement”). Under the terms of the Spin-off Agreement, we will be indemnified and held harmless against any and all losses, liabilities, damages and expenses whatsoever as and when incurred arising out of, or based upon, or in connection with our business and the business of Koffee Korner’s Inc. prior to the date of this distribution.

Our auditors have included in their report on our financial statements a “going concern” explanatory paragraph; that is to say, our financial statements have been prepared assuming that we will continue as a going concern. Given our recurring losses from operations from inception to December 31, 2012 and September 30, 2013, there is substantial doubt of our ability to continue as a going concern.

Business Overview

We are a development stage life sciences company devoting substantially all of our efforts to developing nutraceutical and pharmaceutical technologies for products that provide the anti-inflammatory benefits of steroids or non-steroidal anti-inflammatory drugs (“NSAIDS”), but in certain cases, with the safety status of Generally Recognized as Safe (“GRAS”) designation conferred by the United States Food and Drug Administration (“FDA”) at certain doses. We will use our proprietary technologies to develop and commercialize products and related derivatives that have the same or substantially similar properties as occurring in nature or “nature-identical,” by total synthesis to provide scalable, pure, and economical therapies for diseases where inflammation and oxidative stress are strongly implicated, including, but not limited to, osteoarthritis, rheumatoid arthritis, dyslipidemia, metabolic disease, diabetes, cardiovascular disease, hepatitis, cognitive decline, macular degeneration, and prostate disease. Many anti-inflammatory drugs have significant safety risks and side effects that limit their utility, especially in treating a chronic disease. Our ability to develop and commercialize proprietary, nature-identical products and related derivatives provide us with a competitive advantage through a novel treatment approach that combines robust efficacy with safety, oral bioavailability, and tissue selectivity. To date, we have not produced and commercialized any products or generated any revenues from our life sciences business.

Strategic Alliances

We intend to expand our capabilities for the development, manufacturing, marketing and distribution or other exploitation of products based on our proprietary technologies by entering into one or more strategic alliances with companies that have established capabilities. Initially, in November 2006 we entered into a Joint Development and Supply Agreement (the “BASF Agreement”) with BASF SE, a German corporation (“BASF”) relating to the research, development, manufacture, and the related intellectual property rights with respect to human nutraceutical and pharmaceutical products containing or utilizing synthetically manufactured astaxanthin in the geometric (trans) and optical (S,S') isomeric form most prevalent in nature (“ASTX-1”), which is the same geometric and optical isomeric form of astaxanthin found in GRAS-designated microalgal astaxanthin products. Under the BASF Agreement, we have granted BASF an exclusive world-wide license to our rights related to the development and commercialization of human nutraceutical products containing or utilizing ASTX-1 (“BASF Astaxanthin Products”). This license will provide us with potential benefits including specified royalties for future net sales of BASF Astaxanthin Products, from and after the development and manufacture and applicable regulatory approval of any such BASF Astaxanthin Products. The BASF Agreement provides that BASF will manufacture and supply Cardax with preclinical, clinical, and commercial scale amounts of ASTX-1 for pharmaceutical applications (“Cardax Astaxanthin”) on a mutually exclusive basis. The BASF Agreement is subject to certain termination rights of the parties. If any termination is a result of the non-renewal of the then current term of the agreement or because BASF no longer manufactures astaxanthin, then the terminating party shall, upon the request of the non-terminating party, grant the non-terminating party a reasonable royalty-bearing, irrevocable, worldwide non-exclusive license of certain intellectual property rights of the terminating party. Either party may also terminate the BASF Agreement if there is a change of a controlling interest in the other party, and in the case of the Company, the controlling interest is acquired by a manufacturer of synthetic carotenoids.

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Our Strategy

We believe we are well positioned for significant and sustained growth by focusing on additional research and development to commercialize nutraceutical and pharmaceutical technologies or products utilizing synthetically manufactured astaxanthin and related xanthophyll carotenoids, which deliver nature-identical compounds to the body and reduce inflammation in a multifaceted, quantifiable, and inherently safer manner than steroids or NSAIDS.

Our initial primary focus is astaxanthin technologies. Astaxanthin is a naturally occurring marine compound that has robust anti-oxidant and anti-inflammatory activity with exceptional safety. Peer-reviewed studies have shown that astaxanthin reduces inflammation, at its source, without the harmful side effects that are common with other anti-inflammatory pharmaceutical products, for example steroids and NSAIDS, including immune system suppression, liver damage, cardiovascular disease risk, and gastrointestinal bleeding. Astaxanthin is also known for giving salmon and lobster their distinctive red coloration.

Astaxanthin has an exceptional safety profile. For example, the FDA has responded with no questions regarding the conclusion made in GRAS Notice No. GRN 000294 by Fuji Chemical Industry Co., Ltd. (“Fuji”) that Haematococcus pluvialis extract containing astaxanthin esters (the primary ingredient in its microalgal astaxanthin nutraceutical product) is GRAS under the intended conditions of use. Other microalgal astaxanthin nutraceutical manufacturers, including Cyanotech Corporation and Algatechnologies, Ltd., have relied on Fuji’s GRAS designation and self-affirmed their astaxanthin products as GRAS.

In humans, astaxanthin has been found in publicly available research studies to lower important inflammatory and metabolic disease measures such as tumor necrosis factor alpha (“TNF-a”), high-sensitivity complement reactive protein (“hsCRP”), low-density lipoprotein cholesterol (“LDL-C”), apolipoprotein B (“ApoB”), and triglycerides while raising adiponectin and high-density lipoprotein cholesterol (“HDL-C”). Astaxanthin has also positively affected markers of oxidative stress in humans including isoprostanes, malondialdehyde (“MDA”), total anti-oxidant capacity (“TAC”), and superoxide dismutase (“SOD”). Astaxanthin and related esters have demonstrated efficacy in models of inflammatory-mediated disease including reduction of TNF-a levels equivalent to a steroid, reduction of liver enzymes and liver histological damage, reduction of cholesterol levels, reduction of elevated triglycerides, decrease of atheroma formation, reduction of oxidized-LDL levels, reduction in blood clot formation with no increase in bleeding, and decrease in myocardial tissue damage following experimentally-induced myocardial infarction.

We believe that the current manufacturing capability of astaxanthin producers utilizing microalgal or other natural manufacturing processes may not satisfy the growing demand for astaxanthin and there will be a need for the synthetic production of nature-identical astaxanthin with pharmaceutical-grade purity at economical costs.

We plan to promote scientific understanding of astaxanthin through several strategies, including:

•	sponsoring relevant scientific and medical conferences and presenting or facilitating the presentation of appropriate scientific data to the thousands of physicians and key opinion leaders and the patient groups who typically attend these conferences;

•	advancing direct-to-consumer internet and social media marketing;

•	continuing to support scientific research and publication of peer-reviewed papers; we have collaborated on more than 50 such papers, including 10 papers published in The American Journal of Cardiology, that have noted the benefits and safety of astaxanthin in the treatment of diseases that have inflammation as a common cause;

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•	convening scientific advisory board meetings to review existing and planned scientific research, with scientific advisory board members including, but not limited to, persons previously engaged by Holdings, in the areas of osteoarthritis, cardiovascular disease, and liver disease; and

•	conducting human clinical trials.

While human clinical trials are not required for FDA nutraceutical approval of astaxanthin products, and under applicable regulations we are not permitted to make claims for treatment of diseases for any nutraceutical products, we believe that positive results from a Phase I human clinical trial and a suite of approximately three to five Phase II human clinical trials in select disease areas of major unmet medical need would significantly raise scientific and consumer awareness that would promote nutraceutical sales and advance our pharmaceutical development program.

Safety

Safety is a critical aspect of drug development in the current regulatory environment. Many anti-inflammatory drugs target highly specific biological enzymes or receptors such as cyclooxygenase 2 (“COX-2”), TNF-α, and C-C chemokine receptor type 2 (“CCR2”). While these natural targets play a significant role in inflammation, they are also critical components of other important biological pathways. With chronic use of most anti-inflammatory drugs, these pathways may not function normally, resulting in adverse side effects. Also, these treatments often negatively affect other crucial biological systems, creating additional off-target side effects.

In contrast, astaxanthin safely reduces inflammation at its source, in that it:

•	localizes in the plasma, mitochondrial, and nuclear membranes;

•	scavenges or quenches the unwanted initiators and effectors of inflammation—reactive oxygen (“ROS”) and nitrogen species (“RNS”); and

•	demonstrates no evidence of the immunosuppressive effects of steroids or TNF-a inhibitors or off-target effects (e.g., receptor or pathway).

Planned Clinical Development

We plan to raise additional capital or enter into a strategic collaboration to pursue clinical development of Cardax Astaxanthin:

•	as an over-the-counter drug (“OTC”) and/or prescription drug (“Rx”), in the same form as BASF Astaxanthin Products, if BASF Astaxanthin Products obtain all applicable regulatory approvals or designations necessary for marketing as a nutraceutical; and/or

•	as an Rx, in our novel ASTX-1 ester form, CDX-085, which has additional patent protection and possible formulation or bioavailability benefits versus BASF Astaxanthin Products.

In addition to our astaxanthin portfolio, we will continue to pursue our other proprietary anti-inflammatory programs based on our zeaxanthin and lycophyll technologies, which are members of the same class of xanthophyll carotenoids as astaxanthin and have potential applications including, but not limited to, macular degeneration and hepatic disease, and prostate disease, respectively. Similar to our strategy relating to the launch of our astaxanthin products, we may launch our zeaxanthin and lycophyll technologies first as nutraceuticals and later develop them as OTC and/or Rx pharmaceuticals.

Our Planned Pharmaceutical Program

We believe that a pharmaceutical program will increase our revenue opportunities. A pharmaceutical product would enable the delivery of astaxanthin with an FDA approved OTC label for disease treatment at consumer-appropriate doses and/or an FDA approved Rx label for disease treatment at physician-recommended doses, and should support increased market penetration. We have patents covering pharmaceutical compositions of astaxanthin esters, allowing us to transition an astaxanthin nutraceutical product into a pharmaceutical product following requisite clinical trials and FDA approval.

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We may choose to undertake the following actions upon certain events including if BASF Astaxanthin Products obtain all applicable regulatory approvals or designations necessary for marketing as a nutraceutical:

•	file an Investigational New Drug application (“IND”) with the FDA;

•	conduct a Phase I human clinical trial to expand clinical dosing of Cardax Astaxanthin beyond that of the approved nutraceutical dose of BASF Astaxanthin Products; and

•	conduct three to five Phase II human clinical trials, with a range of doses in areas of major consumer health and/or unmet medical need.

This strategy would offer more than one potential avenue of development and mitigate the risks, including “binary events,” associated with single indication development. We may appropriately augment our management team to pursue this strategy.

If any of the lower doses of Cardax Astaxanthin tested in our planned Phase II human clinical trials demonstrate robust safety and efficacy in an area of major consumer health need and are less than or equal to the currently approved nutraceutical dose of BASF Astaxanthin Products, we may decide to conduct pivotal Phase III trials and file a 505(b)(1) or 505(b)(2) New Drug Application (“NDA”) to obtain an OTC label for “low-dose” Cardax Astaxanthin (“OTC-ASTX”). Post-approval clinical studies could also be conducted to expand the label and/or dose. OTC-ASTX may be initially targeted for light-to-moderate osteoarthritis or the onset of other inflammatory disorders. Marketing and distribution of OTC-ASTX could be conducted through BASF or its affiliates, global consumer health companies, or global pharmaceutical companies under license from Cardax, or through any other strategic relationship that we find acceptable.

If any of the higher doses of Cardax Astaxanthin tested in any such Phase II human clinical trials demonstrate robust safety and efficacy in an area of major unmet medical need, then we may decide to conduct pivotal Phase III trials and file a 505(b)(1) NDA to obtain an Rx label for “high-dose” Cardax Astaxanthin (“Rx-ASTX”). Rx-ASTX may be initially targeted for moderate-to-severe osteoarthritis, rheumatoid arthritis, cognitive decline, metabolic disease, dyslipidemia, or diabetes. Post-approval clinical studies could also be conducted to expand the initial label. Other potential indications driven by oxidative stress and inflammation include, but are not limited to, hepatitis, atherosclerosis, and recurrent thrombosis. Marketing and distribution of Rx-ASTX could be conducted through BASF or its affiliates or global pharmaceutical companies under license from Cardax.

Astaxanthin Disease Applications and Mechanism of Action

Chronic inflammation and oxidative stress drive “inflammation syndrome” and “metabolic syndrome,” which are manifested in the form of multifactorial symptomatic disease, and redound to the treatment of many apparently distinct yet interconnected disorders at their inflammatory source with a safe and effective product such as astaxanthin.

Microalgal astaxanthin nutraceutical products are comprised of a mixture of naturally occurring astaxanthin esters that cleave in the gut and deliver non-esterified astaxanthin to the body. BASF Astaxanthin Products may also utilize nature-identical astaxanthin and deliver non-esterified astaxanthin to the body. CDX-085 is comprised of a novel astaxanthin ester that also cleaves in the gut and delivers non-esterified, nature-identical astaxanthin to the body. Non-esterified astaxanthin, as can be delivered by either Cardax Astaxanthin (including CDX-085), BASF Astaxanthin Products, or microalgal astaxanthin products, can be measured in blood and tissues and is generally recognized to be responsible for the anti-inflammatory and anti-oxidant effects and exceptional safety found in animals and humans following administration of astaxanthin products. For the purpose of discussing astaxanthin disease applications and supporting scientific studies, whether examining non-esterified astaxanthin, naturally occurring astaxanthin esters, or novel astaxanthin esters, we refer to these products as “astaxanthin.”

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Astaxanthin for Arthritis

We believe that there is a large potential market for osteoarthritis treatment. We estimate that there are more than 150 million people in developed nations that suffer from osteoarthritis who have the financial ability to pay for treatment through astaxanthin products. Assuming $1 per day for treatment, the potential market could exceed $50 billion annually. Recent expenditures for treatment of arthritis are also substantial. The Centers for Disease Control and Prevention of the U.S. Department of Health and Human Services (the “CDC”) report that the amount of direct medical expenditures in the United States for arthritis and other rheumatic conditions for 2003 was $80.8 billion. Drugs.com noted that aggregate U.S. sales of the top three injected TNF-α inhibitors totaled more than $12 billion in 2012. New oral anti-inflammatory drugs may also be approved, further increasing the amount expended for drug treatment. We expect that these drugs will be based on steroid, NSAID, or enzyme/receptor technologies that could pose significant side effects when administered chronically. In contrast, astaxanthin, at very low doses, reduces TNF-a in humans. In non-human tests, astaxanthin reduces TNF-a equivalent to a corticosteroid—considered to be the most potent of the anti-inflammatory compounds—as well as other important mediators of inflammation including hsCRP, prostaglandin E2 (“PGE-2”), interleukin 6 (“IL-6”), nuclear factor kappa B (“NF-κB”), and nitric oxide (“NO”). We believe that no evidence of the immunosuppressive effects of steroids or TNF-a inhibitors has been seen in multiple animal or human studies using astaxanthin. In fact, in animals, astaxanthin administration is statistically significantly associated with fewer infections.

Astaxanthin for Cognitive Decline

According to the CDC, the number of U.S. adults aged 65 or older will more than double by 2030. As the percentage of elderly in the population continues to increase, the prevalence of diseases resulting in cognitive decline may be also expected to increase. While the underlying cause of cognitive decline still remains to be fully elucidated, many studies support the important pathophysiological role of oxidative stress and inflammation, particularly in both Alzheimer’s disease and Parkinson’s disease. Further, epidemiological studies support a relationship between brain carotenoids (i.e., a class of related natural compounds including astaxanthin) and cognitive performance. Measurable amounts of carotenoids have also been found in the human brain and are reported to be significantly lower in the brain of Alzheimer’s disease patients. Most importantly, a recently conducted, randomized, double-blind, placebo-controlled human clinical trial supported the potential for astaxanthin to improve cognitive function in an elderly population afflicted with age-related forgetfulness. The trial was conducted with astaxanthin doses comparable to current nutraceutical doses. The development of an astaxanthin based anti-inflammatory approach to aid in cognitive decline represents potential treatment for an expanding population with few options to help slow progression or delay onset of these diseases.

Astaxanthin for Metabolic Syndrome

Metabolic syndrome is a combination of medical disorders that together increase the risk of developing cardiovascular disease, diabetes, and liver disease. Several pathophysiological features define metabolic syndrome including central obesity, increased triglyceride levels, decreased HDL-C levels, elevated blood pressure, and increased fasting glucose levels. In humans, astaxanthin has been shown to significantly lower triglycerides and increase HDL-C levels. Similarly, in animal models of disease, astaxanthin administration significantly decreased blood pressure, increased HDL-C levels, lowered triglycerides, and decreased fasting glucose levels. In addition, decreased levels of the metabolic regulator adiponectin are associated with dysfunction of critical signaling pathways that control glucose production and uptake, triglyceride production and distribution, and mitochondrial biogenesis and function. Astaxanthin has been shown in human and animal studies to significantly increase levels of adiponectin with the inference that restoration of adiponectin function is key to remediation of metabolic syndrome physiology. These studies underscore the potential for astaxanthin treatment to ameliorate the majority of physiological measures defining metabolic syndrome and thereby decrease the risk of ensuing cardiovascular disease, diabetes, and liver disease.

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Astaxanthin for Triglyceride Reduction

Certain therapies for the reduction of triglycerides have issues of safety or convenience. Astaxanthin, however, has been shown to reduce elevated triglycerides in a multi-faceted, quantifiable, and safer manner. Fibric acid derivatives exhibit risks of adverse effects when used in combination with statins. Newer drugs such as purified derivatives of the omega-3 fatty acids must be taken at very high doses and some increase LDL-C concomitant with induced liver stress. In contrast, astaxanthin not only shows significant triglyceride and LDL-C lowering capability, at much lower, more manageable doses, but it also lowers key markers of inflammation such as TNF-a and raises HDL-C and adiponectin in humans.

Astaxanthin for Type 2 Diabetes

Type 2 diabetes mellitus (“T2DM”) is a metabolic disorder characterized by chronic high blood glucose in the context of insulin resistance and relative insulin deficiency. The rate of T2DM has increased materially over the last several decades in parallel with obesity. Chronic inflammation and oxidative stress, which influence intracellular signaling pathways critical to normal metabolic function, have been shown to play an important role in the pathology of T2DM. Drugs including the highly prescribed Metformin are presumed to act via pathways that regulate glucose production, insulin signaling, and mitochondrial functionality, including AMPK (adiponectin pathway) and PI-3/AKT (insulin receptor pathway). Astaxanthin has also been shown to upregulate adiponectin levels in humans and animal models of metabolic dysfunction and thereby restore AMPK pathway functionality. Additionally, astaxanthin has increased insulin levels, decreased glucose levels, and elevated measures of insulin sensitivity in several animal models of disease. Importantly, signaling pathways that regulate glucose and insulin signaling (PI-3/AKT) are often dysregulated and inhibited by oxidative stress and inflammation. Astaxanthin has been shown to upregulate and normalize these insulin and glucose pathways in animal models resulting in restoration of metabolic homeostasis. The evidence to date supports the potential for astaxanthin to ameliorate causes and symptoms of T2DM in humans.

Astaxanthin for Hepatic Disease

While hepatitis C virus and hepatitis B virus related liver disease continues to be of significant health concern, several metabolism-linked liver diseases currently have significant prevalence including fatty liver disease (“FLD”), non-alcoholic steatohepatitis (“NASH”), and alcoholic steatohepatitis (“ASH”). NASH is the inflammatory progression of FLD and threatens to be the leading indication for liver transplantation in the United States. Chronic oxidative stress and inflammation play an important physiological role in the initiation and progression of NASH and ASH, a position supported by the fact that the anti-oxidant vitamin E has recently been shown to decrease liver enzyme levels and, importantly, diminish biopsy-determined liver pathology in the PIVENS trial, underscoring the importance of oxidative stress in NASH pathophysiology. Astaxanthin, which is normally processed and stored in the liver, has been shown in an animal model of liver disease to decrease elevated liver enzymes and diminish histological pathology. Current clinical treatments for NASH include the thiazolidinediones (pioglitazone and rosiglitazone) that appear to act via stimulation of peroxisome proliferator-activated receptor gamma (“PPAR-γ”) driven pathways to influence lipid and glucose metabolism. In cell studies, both vitamin E and astaxanthin also exhibit PPAR-γ activating capacities. The importance of chronic inflammation and oxidative stress on NASH and ASH pathological progression underscores the potential influence of astaxanthin to ameliorate liver disease in humans.

Astaxanthin for Atherosclerosis

Atherosclerosis is a syndrome affecting arterial blood vessels resulting from chronic inflammation and the accumulation of macrophages and LDL without adequate removal of fats and cholesterol by HDL. In addition to chronic inflammation, chronic oxidative and nitrosative stress also play a significant role in the disease via oxidation and dysregulation of LDL and HDL particles. Astaxanthin has been shown to significantly decrease LDL-C and ApoB levels, increase HDL-C, and decrease TNF-α in humans. Likewise, astaxanthin has been shown to significantly decreased total cholesterol and LDL-C levels and increased HDL-C levels in several animal models of disease. Astaxanthin has been shown to decrease atheroma formation in a diet-driven atherogenesis animal model as well as decrease several measures of LDL oxidation. The effect of astaxanthin on HDL and LDL functionality is understandable because astaxanthin is naturally located within HDL and LDL particles for distribution systemically. An important source of oxidative stress affecting HDL and LDL particles in humans is myeloperoxidase (“MPO”) and astaxanthin has been shown to significantly decrease MPO activity in animals. Astaxanthin was also shown in a cell-based study to increase cholesterol efflux from macrophages, a function that would drastically aid in reduction of atherosclerotic disease. These observations underscore the potential importance of astaxanthin in treatment of atherosclerosis and related cardiovascular diseases.

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Astaxanthin for Thrombosis

Rethrombosis is a major risk for people who have had acute coronary syndrome or an ischemic stroke. The goal of therapy following thrombosis is to maintain arterial patency and to preserve the area of reduced perfusion in the heart or the brain. Following a thrombotic stroke, for example, the re-occlusion, or rethrombosis rate, is high, estimated at 30% overall in the first 30 days. A majority of the re-occlusive events occur within the initial 7-10 days post-treatment. While therapies targeting stroke and in particular brain salvage (i.e., neuroprotection) have had limited clinical success, we believe that prevention of the reformation of blood clots, or rethrombosis, is a novel and relatively efficient pathway to demonstrate feasibility for human use and to an eventual FDA approval for this indication. Lysing blood clots has already proven helpful with tissue plasminogen activator (“tPA”) and other thrombolytic agents, and prevention of rethrombosis can be measured in a statistically significant and clinically meaningful way. In several animal studies of thrombosis and rethrombosis, astaxanthin administration has been shown to demonstrate robust efficacy with no change in bleeding times.

Consistent with other astaxanthin disease applications, oxidative stress and inflammation play major roles in the pathophysiology of rethrombosis. While we plan to focus initially on arthritis, cognitive decline, and metabolic dysfunction, we remain very interested in areas such as rethrombosis and related platelet aggregation following an ischemic stroke, where animal models have been particularly predictive of human efficacy.

Astaxanthin Mechanism of Action

Following oral administration of astaxanthin and intestinal uptake, astaxanthin is delivered initially to the liver via chylomicrons and subsequently distributed to tissues throughout the body via plasma lipoprotein particles including very low-density lipoprotein (“VLDL”), HDL, and LDL. Once in the cell, astaxanthin accumulates within various organelles including nuclear, endoplasmic reticulum (“ER”), and mitochondrial membranes. Localization within mitochondria is highly controlled by the cell and allows astaxanthin to uniquely regulate oxidative and nitrosative stress in a privileged location critical to normal metabolic function and often at the heart of metabolic dysfunction and aging. Due to its chemical structure, astaxanthin completely spans the lipid component of cell membranes, facilitating its biphasic (aqueous and lipid) anti-oxidant functions. In support of the unique property of astaxanthin, one study examined X-ray diffraction profiles of five structurally related anti-oxidants embedded in a lipid matrix and demonstrated that each oriented differently with only astaxanthin traversing the lipid, potentially explaining in part why other well-known anti-oxidants, including beta-carotene, vitamin C, and vitamin E, have not achieved greater clinical success. In addition to mitochondrial influence, astaxanthin’s aqueous and lipid anti-oxidant functions have the capacity to influence intracellular inflammatory and metabolic pathway signaling because many important intracellular pathways are directly modulated by inflammatory and oxidative stress mediators. In support of strong anti-oxidant function within the body, astaxanthin administration has been shown to demonstrate statistically significant anti-oxidant capacity in humans as measured by decreased isoprostanes, decreased MDA levels, increased TAC, and increased SOD, as well as decreased lipid peroxidation. Likewise, numerous animal studies have supported the extensive and powerful anti-oxidant capacity of astaxanthin in vivo. Many studies support the strong influence of astaxanthin on mitochondrial functionality, as well as inflammatory and metabolic intracellular signaling in animals and in cell-based models.

Our Other Programs

We have two other anti-inflammatory programs with potential applications in large markets that are in development: zeaxanthin esters for macular degeneration and hepatic disease; and lycophyll esters for prostate disease.  Both of these product platforms have potential to be developed first as nutraceuticals (e.g., in naturally occurring ester forms) and later as pharmaceuticals (e.g., at higher doses and/or in novel ester forms).  We have used a limited amount of synthetic zeaxanthin in our preliminary research and development efforts.  We plan additional research and development to select the optimal zeaxanthin esters for nutraceutical and/or pharmaceutical development through our own capabilities or through a strategic alliance or a manufacturing agreement.  We have produced synthetic lycophyll and we plan to conduct additional research and development to first increase our production capabilities of lycophyll and then to select the optimal lycophyll esters for nutraceutical and/or pharmaceutical development through our own capabilities or through a strategic alliance or a manufacturing agreement.  To date, we have not commercialized any of these technologies.

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Research and Development

Our research and development program is presently comprised of employees, consultants, including regulatory, scientific, and medical professionals, and third-party collaborators or contract organizations, including academic institutions, contract research organizations, and contract manufacturing organizations. We utilized dedicated internal synthetic chemistry, biology, and bioanalytical chemistry laboratories and a research and development staff to conduct discovery stage synthesis of product candidates (with transfer of materials and/or methods for additional process development and/or testing), in vitro testing of product candidates and related components to elucidate the mechanism of action, and analysis of biological samples from internal research and/or contract organizations to detect and quantify levels of product candidates and related components following administration of product in various studies. Our research and development staff has also worked with other professionals to identify, contract and transfer materials and methods, and oversee research and manufacturing by contract organizations. Contract organizations provide us with access to larger scale manufacturing, animal studies of disease, pharmacokinetics, and toxicity, and analysis that would not otherwise be available to us without significant expense. We anticipate that the majority of our research and development will be conducted by contract organizations with direction and oversight by our current internal research and development personnel, including three Ph.D. scientists, two Ph.D. scientists/executives, one operational executive, and one M.D. consultant.

In addition to conducting or overseeing research and development activities, our research and development personnel analyze and interpret other research on astaxanthin, as well as related compounds, competing products, applicable disease pathology, and industry trends. In the United States National Library of Medicine’s online repository, PubMed.gov, there are more than 1,000 peer-reviewed journal articles that reference astaxanthin in the title or abstract, over 300 of which were published in the last 3 years, with the vast majority published by organizations and researchers that are not affiliated with us. This type of “open-source” research has served to significantly advance the understanding of astaxanthin, and has also presented our research and development personnel with the critical task of keeping up-to-date on all of the latest research and interpreting and integrating the findings with our research and that of others in order to serve as the preeminent thought leaders on astaxanthin’s mechanism of action and its application in biological systems and disease areas.

Our research and development expenditures totaled $702,792, $1,095,448, and $14,597,956 for the years ended December 31, 2012 and 2011, and for the period from inception to December 31, 2012 respectively, and $677,929, $493,785, and $15,275,885 for the nine months ended September 30, 2013 and 2012, and for the period from inception to September 30, 2013 respectively.

Government Regulation

Most aspects of our business are subject to some degree of government regulation. For some of our products, government regulation is significant and, in general, there appears to be a trend toward more stringent regulation throughout the world, as well as global harmonization of various regulatory requirements. We expect to devote significant time, effort and expense to address the extensive government and regulatory requirements applicable to our business. We believe that we are no more or less adversely affected by existing government regulations than our competitors.

FDA Regulation

Pharmaceutical companies must comply with comprehensive regulation by the FDA and other regulatory agencies in the United States and comparable authorities in other countries. While not necessary for FDA nutraceutical approval of any product, we may conduct Phase I, Phase II, and Phase III human clinical trials with our products.

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We must obtain regulatory approvals by the FDA and, to the extent we have any international distribution of our products, foreign government agencies prior to human clinical testing and commercialization of any pharmaceutical product and for post-approval clinical studies for additional indications in approved drugs. We anticipate that any pharmaceutical product candidate will be subject to rigorous preclinical and clinical testing and pre-market approval procedures by the FDA and similar health authorities in foreign countries to the extent applicable. Various federal statutes and regulations also govern or influence the preclinical and clinical testing, record-keeping, approval, labeling, manufacture, quality, shipping, distribution, storage, marketing and promotion, export and reimbursement of products and product candidates.

The steps ordinarily required before a drug product may be marketed in the United States include:

•	preclinical studies;

•	submission to the FDA of an IND, which must become effective before human clinical trials may commence;

•	adequate and well-controlled human clinical trials to establish the safety and efficacy of the product candidate in the desired indication for use;

•	submission of a NDA to the FDA, together with payment of a substantial user fee; and

•	FDA approval of the NDA, including inspection and approval of the product manufacturing facility and select sites at which human clinical trials were conducted.

Preclinical trials typically involve laboratory evaluation of product candidate chemistry, formulation and stability, as well as animal studies to assess the potential safety and efficacy of each product candidate. The results of preclinical trials are submitted to the FDA as part of an IND and are reviewed by the FDA before the commencement of clinical trials. Unless the FDA objects to an IND, the IND will become effective 30 days following its receipt by the FDA. Submission of an IND may not result in FDA clearance to commence clinical trials, and the FDA’s failure to object to an IND does not guarantee FDA approval of a marketing application.

Clinical trials involve the administration of the product candidate to humans under the supervision of a qualified principal investigator. In the United States, clinical trials must be conducted in accordance with Good Clinical Practices under protocols submitted to the FDA as part of the IND. In addition, each clinical trial must be approved and conducted under the auspices of an institutional review board and with the patient’s informed consent. We would be subject to similar protocols and similar regulatory considerations if we conduct clinical trials outside the United States.

The goal of Phase I clinical trials is to establish initial data about safety and tolerability of the product candidate in humans. The investigators seek to evaluate the effects of various dosages and to establish an optimal dosage level and schedule.

The goal of Phase II clinical trials is to provide evidence about the desired therapeutic efficacy of the product candidate in limited studies with small numbers of carefully selected subjects. Investigators also gather additional safety data.

Phase III clinical trials consist of expanded, large-scale, multi-center studies in the target patient population. This phase further tests the product’s effectiveness, monitors side effects, and, in some cases, compares the product’s effects to a standard treatment, if one is already available. Phase III trials are designed to more rigorously test the efficacy of a product candidate and are normally randomized, double-blinded, and placebo-controlled. Phase III trials are typically monitored by an independent data monitoring committee, or DMC, which periodically reviews data as a trial progresses. A DMC may recommend that a trial be stopped before completion for a number of reasons including safety concerns, patient benefit or futility.

Data obtained from this development program are submitted as part of a NDA to the FDA and possibly to corresponding agencies in other countries for review. The NDA requires agency approval prior to marketing in the relevant country. Extensive regulations define the form, content and methods of gathering, compiling and analyzing the product candidate’s safety and efficacy data.

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The process of obtaining regulatory approval can be costly, time consuming and subject to unanticipated delays. Regulatory agencies may refuse to approve an application if they believe that applicable regulatory criteria are not satisfied and may also require additional testing for safety and efficacy and/or post-marketing surveillance or other ongoing requirements for post-marketing studies. In some instances, regulatory approval may be granted with the condition that confirmatory Phase IV clinical trials are carried out, and if these trials do not confirm the results of previous studies, regulatory approval for marketing may be withdrawn. Moreover, each regulatory approval of a product is limited to specific indications. The FDA or other regulatory authorities may approve only limited label information for the product. The label information describes the indications and methods of use for which the product is authorized, may include Risk Evaluation and Mitigation Strategies and, if overly restrictive, may limit a sponsor’s ability to successfully market the product. Regulatory agencies routinely revise or issue new regulations, which can affect and delay regulatory approval of product candidates.

Furthermore, pharmaceutical manufacturing processes must conform to current Good Manufacturing Practices, or cGMPs. Manufacturers, including a drug sponsor’s third-party contract manufacturers, must expend time, money and effort in the areas of production, quality control and quality assurance, including compliance with stringent record-keeping requirements. Manufacturing establishments are subject to periodic inspections by the FDA or other health authorities, in order to assess, among other things, compliance with cGMP. Before approval of the initiation of commercial manufacturing processes, the FDA will usually perform a preapproval inspection of the facility to determine its compliance with cGMP and other rules and regulations. In addition, foreign manufacturing establishments must also comply with cGMPs in order to supply products for use in the United States, and are subject to periodic inspection by the FDA or by regulatory authorities in certain countries under reciprocal agreements with the FDA. Manufacturing processes and facilities for pharmaceutical products are highly regulated. Regulatory authorities may choose not to certify or may impose restrictions, or even shut down existing manufacturing facilities that they determine are non-compliant.

National Institutes of Health

The National Institutes of Health (“NIH”) is part of the United States Department of Health and Human resources, the nation’s medical research agency. NIH is a source of funding for medical research and is made up of 27 institutes and centers, each focusing on a particular disease.

Holdings received related Phase I and Phase II small business innovation research grants from the NIH in the aggregate amount of $1,179,646, with a project period of September 30, 2009 through December 31, 2011. The Company currently has no active grants, pending applications, or intent to apply for additional grants, and therefore does not expect to be subject to any ongoing regulations by NIH.

Hawaii Tax Credit

For tax years 2006 to 2010, Holdings received an aggregate amount of $1,262,117 in refundable tax credits from the State of Hawaii – Department of Taxation in connection with qualified research expenditures in the State of Hawaii. The Hawaii Tax Credit for Research Activities (“HTCRA”) was intended to encourage taxpayers to design, develop, and/or improve products, processes, techniques, formulas or software and intended to reward programs that pursue innovation in the State of Hawaii. The HTCRA was discontinued by the State of Hawaii for tax years 2011 and 2012, but has been made available again in tax year 2013 with certain modifications to the qualification and credit calculations.

Federal Qualified Therapeutic Development Project Credit

In 2010, Holdings received $244,479 as a refundable Qualifying Therapeutic Discovery Project (“QTDP”) tax credit from the federal government. The QTDP Program was a tax benefit (a tax credit or grant) to small firms that showed significant potential to produce new and cost-saving therapies, support United States jobs, and increase United States competitiveness. The QTDP Program was part of the Patient Protection and Affordable Care Act of 2010, and was included in Internal Revenue Code Section 48D. To provide an immediate boost to United States biomedical research, the credit or grant was available for qualified investments made, or to be made, in tax years 2009 and 2010.

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Federal Research and Development Tax Credit

In January 2013, the President of the United States signed into law the American Taxpayer Relief Act of 2012, which extends the United States research and development tax credit (the “Research Credit”) under Section 41 of the Internal Revenue Code of 1986, as amended, for tax years 2012 and 2013, as well as other provisions. The Research Credit provides taxpayers, such as the Company with a specified tax credit for qualified research activities, including those conducted by us. The Research Credit expired on December 31, 2013.

Other Regulations

Pharmaceutical companies, including Cardax, are subject to various federal and state laws pertaining to healthcare “fraud and abuse,” including anti-kickback and false claims laws. The Federal Anti-kickback Statute makes it illegal for any person, including a prescription drug manufacturer, or a party acting on its behalf, to knowingly and willfully solicit, offer, receive or pay any remuneration, directly or indirectly, in exchange for, or to induce, the referral of business, including the purchase, order or prescription of a particular drug, for which payment may be made under federal healthcare programs such as Medicare and Medicaid. Some of the state prohibitions apply to referral of patients for healthcare services reimbursed by any source, not only the Medicare and Medicaid programs.

In the course of practicing medicine, physicians may legally prescribe FDA approved drugs for an indication that has not been approved by the FDA and which, therefore, is not described in the product’s approved labeling, so-called “off-label use.” The FDA does not ordinarily regulate the behavior of physicians in their choice of treatments. The FDA and other governmental agencies do, however, restrict communications on the subject of off-label use by a manufacturer or those acting on behalf of a manufacturer. Companies may not promote FDA-approved drugs for off-label uses. The FDA and other governmental agencies do permit a manufacturer (and those acting on its behalf) to engage in some limited, non-misleading, non-promotional exchanges of scientific information regarding unapproved indications. The United States False Claims Act prohibits, among other things, anyone from knowingly and willfully presenting, or causing to be presented for payment to third-party payers (including Medicare and Medicaid) claims for reimbursed drugs or services that are false or fraudulent, claims for items or services not provided as claimed or claims for medically unnecessary items or services. Violations of fraud and abuse laws may be punishable by criminal and/or civil sanctions, including imprisonment, fines and civil monetary penalties, as well as possible exclusion from federal health care programs (including Medicare and Medicaid). In addition, under this and other applicable laws, such as the Food, Drug and Cosmetic Act, there is an ability for private individuals to bring similar actions. Further, there is an increasing number of state laws that require manufacturers to make reports to states on pricing and marketing information. Many of these laws contain ambiguities as to what is required to comply with the law.

We are subject to various laws and regulations regarding laboratory practices and the experimental use of animals in connection with our research. In each of these areas, as above, the FDA and other regulatory authorities have broad regulatory and enforcement powers, including the ability to suspend or delay issuance of approvals, seize or recall products, withdraw approvals, enjoin violations and institute criminal prosecution, any one or more of which could have a material adverse effect upon our business, financial condition and results of operations.

We must comply with regulations under the Occupational Safety and Health Act, the Environmental Protection Act, the Toxic Substances Control Act and other federal, state and local regulations. We are subject to federal, state and local laws and regulations governing the use, generation, manufacture, storage, air emission, effluent discharge, handling and disposal of certain hazardous or potentially hazardous materials. We may be required to incur significant costs to comply with environmental and health and safety regulations in the future. Our research and development involves the controlled use of hazardous materials, including, but not limited to, certain hazardous chemicals.

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Our activities are also potentially subject to federal and state consumer protection and unfair competition laws. We are also subject to the United States Foreign Corrupt Practices Act, or the FCPA, which prohibits companies and individuals from engaging in specified activities to obtain or retain business or to influence a person working in an official capacity. Under the FCPA, it is illegal to pay, offer to pay, or authorize the payment of anything of value to any foreign government official, governmental staff members, political party or political candidate in an attempt to obtain or retain business or to otherwise influence a person working in an official capacity. In addition, federal and state laws protect the confidentiality of certain health information, in particular, individually identifiable information, and restrict the use and disclosure of that information. At the federal level, the Department of Health and Human Services promulgated health information privacy and security rules under the Health Insurance Portability and Accountability Act of 1996. In addition, many state laws apply to the use and disclosure of health information.

Competition

The industry in which we intend to compete is subject to intense competition. We believe that our ability to compete will be dependent in large part upon our ability to continually enhance and improve our products and technologies. In order to do so, we plan to effectively utilize and expand our research and development capabilities. Competition is based primarily on scientific and technological superiority, technical support, availability of patent protection, protection of trade secrets, access to adequate capital, ability to develop, acquire and market products successfully, ability to obtain governmental approvals and ability to serve the particular needs of customers. We intend to compete on the basis of safety, effectiveness, convenience, manufacturing superiority, intellectual property, and where appropriate, price.

Because of the broad manifestation of inflammation in chronic disease, numerous pharmaceutical and biotechnology companies are developing or producing anti-inflammatory therapeutic agents. These companies include, but are not limited to: AbbVie, Amgen, Astellas, AstraZeneca, Bayer, Boehringer Ingelheim, Bristol-Myers Squibb, Eisai, Eli Lilly, Gilead, GlaxoSmithKline, Johnson & Johnson, Merck, MT Pharma, Nestle/Pamlab, Novartis, Pfizer, Reata, Roche/Genentech, Sanofi-Aventis, Servier, Takeda, Vivus.

In addition to competing with non-astaxanthin anti-inflammatory drugs, we intend to compete with microalgal astaxanthin nutraceutical products on the basis of our global-scale manufacturing capability and product purity. We believe that large-scale, multi-fold expansion of naturally produced microalgal astaxanthin would require large amounts of land, and fresh water for open pond systems or large amounts of infrastructure and energy for closed systems, and, consequently, a significant if not overwhelming amount of investment capital. Furthermore, microalgal astaxanthin products, which are lipophilic extracts of a commercially cultivated microalga, typically have relatively low astaxanthin content, with the majority of the product comprised of other lipophilic, non-astaxanthin microalgal compounds. In contrast, we expect our synthetically manufactured astaxanthin products to have very high astaxanthin content, with consistent pharmaceutical-grade purity. Higher relative astaxanthin content should reduce the total pill volume required to deliver an intended astaxanthin dose and may translate into smaller and/or fewer pills per dose or serving.

We also intend to compete against other synthetic astaxanthin nutraceutical products on the basis of nature-identical product differentiation, although competitors in this space are limited by the substantial cost and technical expertise required to develop large-scale, industrial production of astaxanthin. DSM, a Dutch company that has operated in the synthetic astaxanthin animal feed market for several decades, has announced plans to launch a synthetic astaxanthin nutraceutical product or dietary ingredient in 2014, utilizing its animal feed product, a racemic mixture of astaxanthin isomers, without additional regulatory approval. To our knowledge, the racemic mixture of astaxanthin isomers is primarily present in the human diet through consumption of industrially raised animals. In contrast, our astaxanthin products will contain the single isomer of astaxanthin that is naturally occurring in microalgae—the same isomeric form of astaxanthin found in GRAS-designated microalgal astaxanthin nutraceutical products.

Our success will also depend in large part on our ability to obtain and maintain international and domestic patent and other legal protections for the proprietary technology that we consider important to our business. We intend to continue to seek appropriate patent protection for our products where applicable by filing patent applications in the United States and other selected countries. We intend for these patent applications to cover, where applicable, claims for composition of matter, uses, processes for preparation and formulations. Our success will also depend on our ability, and the ability of our current and/or future strategic partners to maintain trade secrets related to proprietary production methods for products that we, or our partners, intend to market.

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Raw Materials and Components

We plan to utilize strategic partners and/or contract manufacturers for the production of our products and product candidates. The raw materials and supplies required for the production of our products and product candidates may be available, in some instances from one supplier, and in other instances, from multiple suppliers. In those cases where raw materials are only available through one supplier, such supplier may be either a sole source (the only recognized supply source available to us) or a single source (the only approved supply source for us among other sources). We, our strategic partners, and/or our contract manufacturers will adopt appropriate policies to attempt, to the extent feasible, to minimize our raw material supply risks, including maintenance of greater levels of raw materials inventory and implementation of multiple raw materials sourcing strategies, especially for critical raw materials. Although to date we have not experienced any significant delays in obtaining any raw materials from suppliers, we cannot provide assurance that we, our strategic partners, and/or our contract manufacturers, will not face shortages from one or more of them in the future.

Customers

We currently do not have any customers for our nutraceutical and pharmaceutical products.

Intellectual Property

We have obtained and are continuing to seek patent protection for compositions of matter, pharmaceutical compositions, and pharmaceutical uses, in certain disease areas, of our various carotenoid analogs and derivatives. Such carotenoids include, but are not limited to, astaxanthin, zeaxanthin, lutein, and/or lycophyll, and esters and other analogs and derivatives of these compounds. More specifically, we seek to protect: (i) the composition of matter of novel carotenoid analogs and derivatives, (ii) pharmaceutical compositions comprising synthetic or natural preparations of novel or natural occurring carotenoid analogs and derivatives, and (iii) the pharmaceutical use of synthetic preparations of novel or naturally occurring carotenoid analogs and derivatives in specific disease areas, including, but not limited to, the treatment of inflammation and related tissue damage, liver disease, and reperfusion injury, as well as the pharmaceutical use of synthetic or natural preparations of novel or natural occurring carotenoid analogs and derivatives for the reduction of platelet aggregation. We intend to enforce and defend our intellectual property rights consistent with our strategic business objectives.

We have rights to 20 issued patents, including 13 in the United States and 7 others in China, India, Japan, and Hong Kong, related to the technology described above. These patents will expire during the years of 2023 to 2028, subject to any patent term extensions of the individual patent. We have 1 patent application pending in the United States and 5 foreign patent applications pending in Europe, Canada, and Brazil, also related to the technology described above.

We also have rights to U.S. Patent No. 5,871,766 issued to Brigham and Women’s Hospital Inc. (“BWH”) under the Exclusive License Agreement dated as of May 1, 2003 (“BWH-License”), by and between BWH and HBI, as assigned to Holdings in accordance with the Contribution Agreement dated as of May 5, 2006, by and between HBI and Holdings, and as assigned to Pharma in accordance with the Bill of Sale, Assignment and Assumption Agreement dated as of May 31, 2013, by and between Holdings and Pharma. The licensed patent includes technology related to the pharmaceutical use of astaxanthin, and other specified carotenoids, for the amelioration of a major vascular event, such as, myocardial infarction, stroke, coronary revascularization, and cardiovascular death. The BWH-License will remain in effect, unless otherwise terminated, until the licensed patent expires in February 2016. Under the BWH-License, we must pay BWH a royalty based on a percentage of net sales of product(s) we sell utilizing the licensed technology and/or of sublicense income, with other specified license maintenance fees and/or minimum royalties. Presently, we are not focusing on utilizing these licensed patent rights.

In February 2012, we licensed our rights to certain monoclonal antibodies against placlitaxel and tangible property relating to assay kits to detect various anti-cancer compounds, including manufacturing and technical know-how, to Biomiga Diagnostics Co. This technology was acquired by us from HBI in 2006 and is unrelated to our primary anti-inflammatory programs.

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Employees

As of February 7, 2014, we have nine full time employees dedicated to our nutraceutical and pharmaceutical business and three part time employees at our coffee retail location. None of our employees are subject to a collective bargaining agreement. We believe the relations with our employees are satisfactory.

RISK FACTORS

An investment in our Common Stock, any warrants to purchase our Common Stock, or any other security that may be issued by us involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this report, before making an investment decision. If any of the following risks actually occur, our business, financial condition or results of operations could suffer. In that case, the trading price of our shares of Common Stock could decline, and you may lose all or part of your investment. You should read the section entitled “Special Note Regarding Forward-Looking Statements” above for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this report.

Risks Related to Our Business, Industry and Financial Condition

We have a history of operating losses and have received a going concern opinion from our auditors.

We have incurred substantial net losses since our inception and may continue to incur losses for the foreseeable future, as we continue our product development activities. As a result of our limited operating history, we have limited historical financial data that can be used in evaluating our business and our prospects and in projecting our future operating results.

Additionally, we have received a “going concern” opinion from our auditors. As reflected in the financial statements that are filed as exhibits to this Current Report on Form 8-K, we are a development stage company with no material amount of earned revenue since our inception. This raises substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent on our ability to raise additional capital and implement our business plan. If we are unable to achieve or sustain profitability or to secure additional financing on acceptable terms, we may not be able to meet our obligations as they come due, raising substantial doubts as to our ability to continue as a going concern. Any such inability to continue as a going concern may result in our Common Stock holders losing their entire investment. There is no guarantee that we will become profitable or secure additional financing on acceptable terms. Our financial statements contemplate that we will continue as a going concern and do not contain any adjustments that might result if we were unable to continue as a going concern. Changes in our operating plans, our existing and anticipated working capital needs, the acceleration or modification of our expansion plans, increased expenses, potential acquisitions or other events will all affect our ability to continue as a going concern.

We are dependent on the success of our lead astaxanthin technologies, which may not be successfully commercialized.

We have no commercial products and currently generate no revenue from commercial sales or collaborations and may never be able to develop marketable products. While not necessary for FDA approval of nutraceutical products, we plan to conduct clinical trials to demonstrate the safety and efficacy of our product(s) in humans. A failure of any clinical trial can occur at any stage of testing. The results of initial clinical testing of this product may not necessarily indicate the results that will be obtained from later or more extensive testing. Additionally, any observations made with respect to blinded clinical data are inherently uncertain as we cannot know which set of data come from patients treated with an active drug versus the placebo vehicle. Investors are cautioned not to rely on observations coming from blinded data and not to rely on initial clinical trial results as necessarily indicative of results that will be obtained in subsequent clinical trials.

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A number of different factors could prevent us from conducting a clinical trial or commercializing our product candidates on a timely basis, or at all.

We, the FDA, other applicable regulatory authorities or an institutional review board, or IRB, may suspend clinical trials of a product candidate at any time for various reasons, including if we or they believe the subjects or patients participating in such trials are being exposed to unacceptable health risks. Among other reasons, adverse side effects of a product candidate on subjects or patients in a clinical trial could result in the FDA or other regulatory authorities suspending or terminating the trial and refusing to approve a particular product candidate for any or all indications of use.

Clinical trials of a product require the enrollment of a sufficient number of patients, including patients who are suffering from the disease or condition the product candidate is intended to treat and who meet other eligibility criteria. Rates of patient enrollment are affected by many factors, and delays in patient enrollment can result in increased costs and longer development times.

Clinical trials also require the review and oversight of IRBs, which approve and continually review clinical investigations and protect the rights and welfare of human subjects. An inability or delay in obtaining IRB approval could prevent or delay the initiation and completion of clinical trials, and the FDA may decide not to consider any data or information derived from a clinical investigation not subject to initial and continuing IRB review and approval.

Numerous factors could affect the timing, cost or outcome of our drug development efforts, including the following:

•	delays in filing or acceptance of investigational drug applications for our product candidates;
•	difficulty in securing centers to conduct clinical trials;
•	conditions imposed on us by the FDA or comparable foreign authorities that are applicable to our business regarding the scope or design of our clinical trials;
•	problems in engaging IRBs to oversee trials or problems in obtaining or maintaining IRB approval of studies;
•	difficulty in enrolling patients in conformity with required protocols or projected timelines;
•	third-party contractors failing to comply with regulatory requirements or to meet their contractual obligations to us in a timely manner;
•	our product candidates having unexpected and different chemical and pharmacological properties in humans than in laboratory testing and interacting with human biological systems in unforeseen, ineffective or harmful ways;
•	the need to suspend or terminate clinical trials if the participants are being exposed to unacceptable health risks;
•	insufficient or inadequate supply or quality of our product candidates or other materials necessary to conduct our clinical trials;
•	effects of our product candidates not being the desired effects or including undesirable side effects or the product candidates having other unexpected characteristics;
•	the cost of our clinical trials being greater than we anticipate;
•	negative or inconclusive results from our clinical trials or the clinical trials of others for similar product candidates or inability to generate statistically significant data confirming the efficacy of the product being tested;
•	changes in the FDA’s requirements for testing during the course of that testing;
•	reallocation of our limited financial and other resources to other programs; and
•	adverse results obtained by other companies developing similar products.

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It is possible that none of the product candidates that we may develop will obtain the appropriate regulatory approvals necessary to begin selling them or that any regulatory approval to market a product may be subject to limitations on the indicated uses for which we may market the product. The time required to obtain FDA and other approvals is unpredictable, but often can take years following the commencement of clinical trials, depending upon the complexity of the product candidate. Any analysis we perform of data from clinical activities is subject to confirmation and interpretation by regulatory authorities, which could delay, limit or prevent regulatory approval. Any delay or failure in obtaining required approvals could have a material adverse effect on our ability to generate revenue from the particular product candidate.

We also must comply with clinical trial and post-approval safety and adverse event reporting requirements. Adverse events related to our products must be reported to the FDA in accordance with regulatory timelines based on their severity and expectedness. Failure to make timely safety reports and to establish and maintain related records could result in withdrawal of marketing authorization.

We may also become subject to numerous foreign regulatory requirements governing the conduct of clinical trials, manufacturing and marketing authorization, pricing and third-party reimbursement. The foreign regulatory approval process includes all of the risks associated with the FDA approval described above as well as risks attributable to the satisfaction of local regulations in foreign jurisdictions. Approval by the FDA does not assure approval by regulatory authorities outside of the United States.

We have limited experience in managing communications with regulatory agencies, including filing investigational new drug applications, filing new drug applications, submission of promotional materials and generally directing the regulatory processes in all territories.

We may be responsible for managing communications with regulatory agencies, including filing investigational new drug applications, filing new drug applications, submission of promotional materials and generally directing the regulatory processes in all territories. We have limited experience directing such activities and may not be successful with our planned development strategies, on the planned timelines, or at all. Even if any of our product candidates are designated for “fast track” or “priority review” status or if we seek approval under accelerated approval (Subpart H) regulations, such designation or approval pathway does not necessarily mean a faster development process or regulatory review process or necessarily confer any advantage with respect to approval compared to conventional FDA procedures. Accelerated development and approval procedures will only be available if the indications for which we are developing products remain unmet medical needs and if our clinical trial results support use of surrogate endpoints, respectively. Even if these accelerated development or approval mechanisms are available to us, depending on the results of clinical trials, we may elect to follow the more traditional approval processes for strategic and marketing reasons, since drugs approved under accelerated approval procedures are more likely to be subjected to post-approval requirements for clinical studies to provide confirmatory evidence that the drugs are safe and effective. If we fail to conduct any such required post-approval studies or if the studies fail to verify that any of our product candidates are safe and effective, our FDA approval could be revoked. It can be difficult, time-consuming and expensive to enroll patients in such clinical trials because physicians and patients are less likely to participate in a clinical trial to receive a drug that is already commercially available. Drugs approved under accelerated approval procedures also require regulatory pre-approval of promotional materials which may delay or otherwise hinder commercialization efforts.

We intend to operate in highly competitive industries, and our failure to compete effectively could adversely affect our market share, financial condition and growth prospects. If competitors are better able to develop and market products that are more effective, or gain greater acceptance in the marketplace than our products, our commercial opportunities may be reduced or eliminated.

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The nutraceutical and pharmaceutical industry is constantly evolving, and scientific advances are expected to continue at a rapid pace. This results in intense competition among companies operating in the industry. Other, larger companies may have, or may be developing, products that compete with our products and may significantly limit the market acceptance of our products or render them obsolete. Our technical and/or business competitors would include major pharmaceutical companies, biotechnology companies, consumer health companies, universities and nonprofit research institutions and foundations. Most of these competitors have significantly greater research and development capabilities than we have, as well as substantial marketing, financial and managerial resources. Our lead product is expected to primarily compete against nutraceutical and pharmaceutical products that provide anti-inflammatory benefits. In addition, there are several other companies, both public and private, that service the same markets as we do, all of which compete to some degree with us.

The primary competitive factors facing us include safety, efficacy, price, quality, breadth of product line, manufacturing quality and capacity, service, marketing and distribution capabilities. Our current and future competitors may have greater resources, more widely accepted and innovative products and stronger name recognition than we do. Our ability to compete is affected by our ability, or that of our strategic partners, to:

•	develop or acquire new products and innovative technologies;
•	obtain regulatory clearance and compliance for our products;
•	manufacture and sell our products cost-effectively;
•	meet all relevant quality standards for our products in their particular markets;
•	respond to competitive pressures specific to each of our geographic and product markets;
•	protect the proprietary technology of our products and avoid infringement of the proprietary rights of others;
•	market our products;
•	attract and retain skilled employees, including sales representatives;
•	maintain and establish distribution relationships; and
•	engage in acquisitions, joint ventures or other collaborations.

Competitors could develop products that are more effective, achieve favorable reimbursement status from third-party payors, cost less or are ready for commercial introduction before our products. If our competitors are better able to develop and patent products earlier than we can, or develop more effective and/or less expensive products that render our products obsolete or non-competitive, our business will be harmed and our commercial opportunities will be reduced or eliminated.

We believe that the market in which we compete in is also highly sensitive to the introduction of new products, including various prescription drugs, which may rapidly capture a significant share of the market. In the United States, we expect to also compete for sales with heavily advertised national brands manufactured by large pharmaceutical, biotechnology, and consumer health companies, as well as other retailers.

As some products gain market acceptance, we may experience increased competition for those products as more participants enter the market. Currently, we are not a manufacturer. To the extent that we engage third-party manufacturers or use strategic alliances to produce our products, our manufacturing capabilities may not be adequate or sufficient to compete with large scale, direct or third-party manufacturers. Certain of our potential competitors are larger than us and have longer operating histories, customer bases, greater brand recognition and greater resources for marketing, advertising and product promotion. They may be able to secure inventory from vendors on more favorable terms, operate with a lower cost structure or adopt more aggressive pricing policies. In addition, our potential competitors may be more effective and efficient in introducing new products. We may not be able to compete effectively, and our attempt to do so may require us to increase marketing and/or reduce our prices, which may result in lower margins. Failure to effectively compete could adversely affect our market share, financial condition and growth prospects.

Market acceptance of our proposed products is vital to our future success.

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The commercial success of our proposed products is dependent upon the acceptance of such products. Our proposed products may not gain and maintain any significant degree of market acceptance among potential users, healthcare providers, or acceptance by third-party payors, such as health insurance companies. The medical indications that can be treated by our proposed products can also be treated by other products or techniques. The medical community widely accepts alternative treatments, and certain of these other treatments have a long history of use. We cannot be certain that our proposed products and the procedures in which they are used will be able to replace those established treatments or that users will accept and utilize our products or any other medical products that we may market.

Market acceptance will depend upon numerous factors, many of which are not under our control, including:

•	the safety and efficacy of our products;
•	favorable regulatory approval and product labeling;
•	the availability, safety, efficacy and ease of use of alternative products or treatments;
•	our ability to educate potential users on the advantages of our products;
•	the price of our products relative to alternative technologies; and
•	the availability of third-party reimbursement.

If our proposed products do not achieve significant market acceptance, our future revenues and profitability would be adversely affected.

The pharmaceutical and nutraceutical industry is subject to extensive and complex healthcare regulation. Any determination that we have violated federal or state laws applicable to us that regulate healthcare would have a material adverse effect on our business, prospects and financial condition.

Federal and state laws regulating healthcare are extensive and complex. The laws applicable to our business are subject to evolving interpretations, and therefore we cannot be sure that a review of our operations by federal or state courts or regulatory authorities will not result in a determination that we have violated one or more provisions of federal or state law. Any such determination could have a material adverse effect on our business, prospects and financial condition.

If we fail to comply with FDA regulations our business could suffer.

The manufacture and marketing of pharmaceutical and nutraceutical products are subject to extensive regulation by the FDA and foreign and state regulatory authorities. In the United States, pharmaceutical and nutraceutical companies such as ours must comply with laws and regulations promulgated by the FDA. These laws and regulations require various authorizations prior to a product being marketed in the United States. Manufacturing facilities and practices are also subject to FDA regulations. The FDA regulates the clinical testing, manufacture, labeling, sale, distribution and promotion of pharmaceutical and nutraceutical products in the United States. Our failure to comply with regulatory requirements, including any future changes to such requirements, could have a material adverse effect on our business, prospects, financial condition and results of operations.

Even after clearance or approval of a product, we are subject to continuing regulation by the FDA, including the requirements of registering our facilities and listing our products with the FDA. We are subject to reporting regulations. These regulations require us to report to the FDA if any of our products may have caused or contributed to a death or serious injury and such product or a similar product that we market would likely cause or contribute to a death or serious injury. Unless an exemption applies, we must report corrections and removals to the FDA where the correction or removal was initiated to reduce a risk to health posed by the product or to remedy a violation of the Food, Drug and Cosmetic Act. The FDA also requires that we maintain records of corrections or removals, regardless of whether such corrections and removals are required to be reported to the FDA. In addition, the FDA closely regulates promotion and advertising, and our promotional and advertising activities could come under scrutiny by the FDA.

The FDA also requires that manufacturing be in compliance with its Quality System Regulation, or QSR. The QSR covers the methods and documentation of the design, testing, control, manufacturing, labeling, quality assurance, packaging, storage and shipping of our products. Our failure to maintain compliance with the QSR requirements could result in the shutdown of, or restrictions on, our manufacturing operations, to the extent we have any, and the recall or seizure of our products, which would have a material adverse effect on our business. In the event that one of our suppliers fails to maintain compliance with our quality requirements, we may have to qualify a new supplier and could experience manufacturing delays as a result.

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The FDA has broad enforcement powers. If we violate applicable regulatory requirements, the FDA may bring enforcement actions against us, which could have a material adverse effect on our business, prospects, financial condition and results of operations. Violations of regulatory requirements, at any stage, including after approval, may result in various adverse consequences, including the delay by a regulatory agency in approving or refusal to approve a product, withdrawal or recall of an approved product from the market, other voluntary agency-initiated action that could delay further development or marketing, as well as the imposition of criminal penalties against the manufacturer and NDA holder.

Recently enacted and future legislation may increase the difficulty and cost for us to commercialize our product candidates and affect the prices we may obtain.

The United States and many foreign jurisdictions have enacted or proposed legislative and regulatory changes affecting the healthcare system that could prevent or delay marketing approval of our product candidates, restrict or regulate post-approval activities and affect our ability to profitably sell any product candidate for which we obtain marketing approval.

In the United States, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, or Medicare Modernization Act, changed the way Medicare covers and pays for pharmaceutical products. The legislation expanded Medicare coverage for drug purchases by the elderly by establishing Medicare Part D and introduced a new reimbursement methodology based on average sales prices for physician-administered drugs under Medicare Part B. In addition, this legislation provided authority for limiting the number of drugs that Medicare will cover in any therapeutic class under the new Medicare Part D program. Cost reduction initiatives and other provisions of this legislation could decrease the coverage and reimbursement rate that we receive for any of our approved products. While the Medicare Modernization Act applies only to drug benefits for Medicare beneficiaries, private payors often follow Medicare coverage policy and payment limitations in setting their own reimbursement rates. Therefore, any reduction in reimbursement that results from the Medicare Modernization Act may result in a similar reduction in payments from private payors.

In March 2010, President Obama signed into law the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010, or, collectively, the Affordable Care Act, a law intended to broaden access to health insurance, reduce or constrain the growth of healthcare spending, enhance remedies against healthcare fraud and abuse, add new transparency requirements for healthcare and health insurance industries, impose new taxes and fees on pharmaceutical and medical device manufacturers and impose additional health policy reforms. Among other things, the Affordable Care Act expanded manufacturers’ rebate liability under the Medicaid Drug Rebate Program by increasing the minimum rebate for both branded and generic drugs, effective the first quarter of 2010, and revising the definition of “average manufacturer price,” or AMP, for reporting purposes, which could increase the amount of Medicaid drug rebates manufacturers are required to pay to states. The legislation also extended Medicaid drug rebates, previously due only on fee-for-service utilization, to Medicaid managed care utilization, and created an alternative rebate formula for certain new formulations of certain existing products that is intended to increase the amount of rebates due on those drugs. The Centers for Medicare and Medicaid Services, which administers the Medicaid Drug Rebate Program, also has proposed to expand Medicaid drug rebates to the utilization that occurs in the United States territories, such as Puerto Rico and the Virgin Islands. Also effective in 2010, the Affordable Care Act expanded the types of entities eligible to receive discounted 340B pricing, although, with the exception of children’s hospitals, these newly eligible entities will not be eligible to receive discounted 340B pricing on orphan drugs. In addition, because 340B pricing is determined based on AMP and Medicaid drug rebate data, the revisions to the Medicaid rebate formula and AMP definition described above could cause the required 340B discounts to increase. Furthermore, as of 2011, the new law imposes a significant annual fee on companies that manufacture or import branded prescription drug products and requires manufacturers to provide a 50% discount off the negotiated price of prescriptions filled by beneficiaries in the Medicare Part D coverage gap, referred to as the “donut hole.” Substantial new provisions affecting compliance have also been enacted, which may affect our business practices with healthcare practitioners. Notably, a significant number of provisions are not yet, or have only recently become, effective. Although it is too early to determine the full effect of the Affordable Care Act, the new law appears likely to continue the downward pressure on pharmaceutical pricing, especially under the Medicare program, and may also increase our regulatory burdens and operating costs.

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In addition, other legislative changes have been proposed and adopted since the Affordable Care Act was enacted. In August 2011, the President signed into law the Budget Control Act of 2011, which, among other things, created the Joint Select Committee on Deficit Reduction to recommend to Congress proposals in spending reductions. The Joint Select Committee on Deficit Reduction did not achieve a targeted deficit reduction of at least $1.2 trillion for fiscal years 2012 through 2021, triggering the legislation’s automatic reduction to several government programs. This includes aggregate reductions to Medicare payments to providers of up to 2% per fiscal year.

We expect that the Affordable Care Act, as well as other healthcare reform measures that have and may be adopted in the future, may result in more rigorous coverage criteria and in additional downward pressure on the price that we receive for any approved product, and could seriously harm our future revenues. Any reduction in reimbursement from Medicare or other government programs may result in a similar reduction in payments from private payors. The implementation of cost containment measures or other healthcare reforms may prevent us from being able to generate revenue, attain profitability or commercialize our products.

The Affordable Care Act and other regulations regarding the United States healthcare system are subject to substantial reformation. For example, some members of the United States Congress have proposed delaying the implementation of the Affordable Care Act or the repeal of this legislation. We are not able to provide any assurance that the continued healthcare reform debate will not result in legislation, regulation or executive action by the President of the United States that is adverse to our business.

We rely on third-parties to supply and manufacture our proposed products. If these third-parties do not perform as expected or if our agreements with them are terminated, our business, prospects, financial condition and results of operations would be materially adversely affected.

We outsource our manufacturing to third-parties such as BASF. Our reliance on contract manufacturers and suppliers exposes us to risks, including the following:

•	We rely on our suppliers and manufacturers to provide us with the needed products or components in a timely fashion and of an acceptable quality. An uncorrected defect or supplier’s variation in a component could harm our or our third-party manufacturers’ ability to manufacture, and our ability to sell, products and may subject us to product liability claims.

•	The facilities of our third-party manufacturers must satisfy production and quality standards set by applicable regulatory authorities. Regulatory authorities periodically inspect manufacturing facilities to determine compliance with these standards. If we or our third-party manufacturers fail to satisfy these requirements, the facilities could be shut down.

•	These manufacturing operations could also be disrupted or delayed by fire, earthquake or other natural disaster, a work stoppage or other labor-related disruption, failure in supply or other logistical channels, electrical outages or other reasons. If there was any such disruption to any of these manufacturing facilities, our third-party manufacturers would potentially be unable to manufacture our products.

•	A third-party manufacturer or supplier could decide to terminate our manufacturing or supply arrangement, including due to a disagreement between us and such third-party manufacturer, if the third-party manufacturer determines not to further manufacture our products, or if we fail to comply with our obligations under such arrangements.

•	If any third-party manufacturer makes improvements in the manufacturing process for our products, we may not own, or may have to share, the intellectual property rights to the innovation.

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We currently rely on a limited number of suppliers to provide key components for our products. If these or other suppliers become unable to provide components in the volumes needed or at an acceptable price or quality, we would have to identify and qualify acceptable replacements from alternative suppliers. We may experience stoppages in the future. We may not be able to find a sufficient alternative supplier in a reasonable time period, or on commercially reasonable terms, if at all, and our ability to produce and supply our products could be impaired.

To the extent we are able to identify alternative suppliers, qualifying suppliers is a lengthy process. There are a limited number of manufacturers and suppliers that may satisfy applicable requirements. In addition, FDA regulations may require additional testing of any components from new suppliers prior to our use of these materials or components, which testing could delay or prevent the supply of components. Moreover, a new manufacturer would have to be educated in, or develop substantially equivalent processes for, production of our products, which could take a significant period of time.

Each of these risks could delay the development or commercialization of our products or result in higher costs or deprive us of potential product revenues. Furthermore, delays or interruptions in the manufacturing process could limit or curtail our ability to meet demand for our products and/or make commercial sales, unless and until the manufacturing capability at the facilities are restored and re-qualified or alternative manufacturing facilities are developed or brought on-line and “scaled up.” Any such delay or interruption could have a material adverse effect on our business, prospects, financial condition and results of operations.

An unexpected interruption or shortage in the supply or significant increase in the cost of components could limit our ability to manufacture any products, which could reduce our sales and margins.

To the extent we engage in relationships with contract manufacturers in the future, an unexpected interruption of supply or a significant increase in the cost of components, whether to us or to our contract manufacturers for any reason, such as regulatory requirements, import restrictions, loss of certifications, disruption of distribution channels as a result of weather, terrorism or acts of war, or other events, could result in significant cost increases and/or shortages of our products. Our inability to obtain a sufficient amount of products or to pass through higher cost of products we offer could have a material adverse effect on our business, financial condition or results of operations.

We have limited experience in marketing our products and services.

We have undertaken limited marketing efforts for our proposed products and services. Our sales and marketing teams, and/or those of our strategic partners, will compete against the experienced and well-funded sales organizations of competitors. Our future revenues and ability to achieve profitability will depend largely on the effectiveness of our sales and marketing team, and we will face significant challenges and risks related to marketing our services, including, but not limited to, the following:

•	the ability of sales representatives to obtain access to or persuade adequate numbers of healthcare providers to purchase and use our products and services;
•	the ability to recruit, properly motivate, retain, and train adequate numbers of qualified sales and marketing personnel;
•	the costs associated with hiring, training, maintaining, and expanding an effective sales and marketing team; and
•	assuring compliance with government regulatory requirements affecting the healthcare industry in general and our products in particular.

Although we will be relying primarily on BASF and/or other strategic partners if engaged, to distribute our products, we may seek to establish a network of distributors in selected markets to market, sell and distribute our products. If we fail to select or use appropriate distributors, or if the sales and marketing strategies of such distributors prove ineffective in generating sales of our products, our future revenues would be adversely affected and we might never become profitable.

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We plan to rely on third-party distributors for sales, marketing and distribution activities.

We plan to rely on third-party distributors to sell, market, and distribute our products. Because we intend to rely on third-party distributors for sales, marketing and distribution activities, we will be subject to a number of risks associated with our dependence on these third-party distributors, including:

•	lack of day-to-day control over the activities of third-party distributors;

•	third-party distributors may not fulfill their obligations to us or otherwise meet our expectations;

•	third-party distributors may terminate their arrangements with us on limited or no notice or may change the terms of these arrangements in a manner unfavorable to us for reasons outside of our control; and

•	disagreements with our distributors could require or result in costly and time-consuming litigation or arbitration.

If we fail to establish and maintain satisfactory relationships with third-party distributors, we may be unable to sell, market and distribute our products, our future revenues and market share may not grow as anticipated, and we could be subject to unexpected costs which would harm our results of operations and financial condition.

Commercialization of our proposed products and services will require us to build and maintain sophisticated sales and marketing teams.

We have limited prior experience with commercializing our products. To successfully commercialize our products and services, we will need to establish and maintain sophisticated sales and marketing teams. While we intend to use current Company employees to lead our marketing efforts, we may choose to expand our marketing and sales team. Experienced sales representatives may be difficult to locate and retain, and all new sales representatives will need to undergo extensive training. There is no assurance that we will be able to recruit and retain sufficiently skilled sales representatives, or that any new sales representatives will ultimately become productive. If we are unable to recruit and retain qualified and productive sales personnel, our ability to commercialize our products and to generate revenues will be impaired, and our business will be harmed.

We may not be able to establish or maintain the third-party relationships that are necessary to develop or potentially commercialize some or all of our product candidates.

We expect to depend on collaborators, partners, licensees, contract research organizations, contract manufacturing organizations, clinical research organizations and other third-parties to support our discovery efforts, to formulate product candidates, to manufacture our product candidates and to conduct clinical trials for some or all of our product candidates. We cannot guarantee that we will be able to successfully negotiate agreements for or maintain relationships with collaborators, partners, licensees, contractors, clinical investigators, vendors and other third-parties on favorable terms, if at all. Our ability to successfully negotiate such agreements will depend on, among other things, potential partners’ evaluation of the superiority of our technology over competing technologies, the quality of the preclinical and clinical data that we have generated and the perceived risks specific to developing our product candidates. If we are unable to obtain or maintain these agreements, we may not be able to clinically develop, formulate, manufacture, obtain regulatory approvals for or commercialize our product candidates. We cannot necessarily control the amount or timing of resources that our contract partners will devote to our research and development programs, product candidates or potential product candidates, and we cannot guarantee that these parties will fulfill their obligations to us under these arrangements in a timely fashion. We may not be able to readily terminate any such agreements with contract partners even if such contract partners do not fulfill their obligations to us.

We currently rely on BASF for a significant part of our future revenue. We are dependent on BASF to perform their obligations under our current arrangements with them. If BASF becomes unable to provide its services as provided in such arrangements, we would have to identify and qualify an acceptable replacement. We may experience stoppages in the future. We may not be able to find a sufficient alternative provider in a reasonable time period, or on commercially reasonable terms, if at all, and our ability to produce and supply our products could be impaired.

We expect to continue to incur significant research and development expenses, which may make it difficult for us to attain profitability.

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We expend substantial funds to develop our proprietary technologies, and additional substantial funds will be required for further research and development, including preclinical testing and clinical trials of any product candidates, and to manufacture and market any products that are approved for commercial sale. Because the successful development of our products is uncertain, we are unable to precisely estimate the actual funds we will require to develop and potentially commercialize them. In addition, we may not be able to generate enough revenue, even if we are able to commercialize any of our product candidates, to become profitable.

We may be subject to product liability claims. Our insurance may not be sufficient to cover these claims, or we may be required to recall our products.

Our business is to develop and commercialize, among other things, pharmaceutical and nutraceutical products that provide anti-inflammatory benefits. As a result, we will face an inherent risk of product liability claims. The pharmaceutical industry has been historically litigious. Since our products are to be used in the human body, manufacturing errors, design defects or packaging defects could result in injury or death to the patient. This could result in a recall of one or more of our products and substantial monetary damages. Any product liability claim brought against us, with or without merit, could result in a diversion of our resources, an increase in our product liability insurance premiums and/or an inability to secure coverage in the future. We may also have to pay any amount awarded by a court in excess of our policy limits. In addition, any recall of our products, whether initiated by us or by a regulatory agency, may result in adverse publicity for us that could have a material adverse effect on our business, prospects, financial condition and results of operations. Our product liability insurance policies will have various exclusions; therefore, we may be subject to a product liability claim or recall for which we have no insurance coverage. In such a case, we may have to pay the entire amount of the award or costs of the recall. Finally, product liability insurance may be expensive and may not be available in the future on acceptable terms, or at all.

If we experience product recalls, we may incur significant and unexpected costs and damage to our reputation and, therefore, could have a material adverse effect on our business, financial condition or results of operations.

We may be subject to product recalls, withdrawals or seizures if any of our products are believed to cause injury or illness or if we are alleged to have violated governmental regulations in the manufacture, labeling, promotion, sale or distribution of our products. A recall, withdrawal or seizure of any of our products could materially and adversely affect consumer confidence in our brands and lead to decreased demand for our products. In addition, a recall, withdrawal or seizure of any of our products would require significant management attention, would likely result in substantial and unexpected expenditures and could materially and adversely affect our business, financial condition or results of operations.

If we are unable to obtain and maintain protection of our intellectual property, the value of our products may be adversely affected.

Our business is dependent in part upon our ability to use intellectual property rights to protect our products from competition. To protect our products, we rely on a combination of patent and other intellectual property laws, employment, confidentiality and invention assignment agreements with our employees and contractors, and confidentiality agreements and protective contractual provisions with our partners, licensors and other third-parties. These methods, however, afford us only limited protection against competition from other products.

We attempt to protect our intellectual property position, in part, by filing patent applications related to our proprietary technology, inventions and improvements that are important to our business. However, our patent position is not likely by itself to prevent others from commercializing products that compete directly with our products. Moreover, we do not have patent protection for certain components of our products and our patent applications can be challenged. In addition, we may fail to receive any patent for which we have applied, and any patent owned by us or issued to us could be challenged, invalidated, or held to be unenforceable. We also note that any patent granted may not provide a competitive advantage to us. Our competitors may independently develop technologies that are substantially similar or superior to our technologies. Further, third-parties may design around our patented or proprietary products and technologies.

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We rely on certain trade secrets and we may not be able to adequately protect our trade secrets even with contracts with our personnel and third-parties. Also, any third-party could independently develop and have the right to use, our trade secret, know-how and other proprietary information. If we are unable to protect our intellectual property rights, our business, prospects, financial condition and results of operations could suffer materially.

Our ability to market our products may be impaired by the intellectual property rights of third-parties.

Our success depends in part on our products not infringing on the patents and proprietary rights of other parties. For instance, in the United States, patent applications filed in recent years are confidential for 18 months, while older applications are not published until the patent issues. As a result, there may be patents and patent applications of which we are unaware, and avoiding patent infringement may be difficult.

Our industry is characterized by a large number of patents, patent applications and frequent litigation based on allegations of patent infringement. Competitors may own patents or proprietary rights, or have filed patent applications, related to products that are similar to ours. We may not be aware of all of the patents and pending applications potentially adverse to our interests that may have been issued to others. Moreover, since there may be unpublished patent applications that could result in patents with claims relating to our products, we cannot be sure that our current products will not infringe any patents that might be issued or filed in the future. Based on the litigious nature of our industry and the fact that we may pose a competitive threat to some companies who own or control various patents, we believe it is possible that one or more third-parties may assert a patent infringement claim seeking damages or enjoining us from the manufacture or marketing of one or more of our products. Such a lawsuit may have already been filed against us without our knowledge, or may be filed in the near future. If any future claim of infringement against us was successful, we may be required to pay substantial damages, cease the infringing activity or obtain the requisite licenses or rights to use the technology, which may not be available to us on acceptable terms, if at all. Even if we were able to obtain rights to a third-party’s intellectual property rights, these rights may be non-exclusive, thereby giving our competitors potential access to the same rights and weakening our market position. Moreover, regardless of the outcome, patent litigation could significantly disrupt our business, divert our management’s attention and consume our financial resources. We cannot predict if or when any third-party patent holder will file suit for patent infringement.

We may be involved in lawsuits or proceedings to protect or enforce our intellectual property rights or to defend against infringement claims, which could be expensive and time consuming.

Litigation may be necessary to enforce our intellectual property rights, protect our trade secrets or determine the validity and scope of the proprietary rights of others. Interference proceedings conducted by a patent and trademark office may be necessary to determine the priority of inventions with respect to our patent applications. Litigation or interference proceedings could result in substantial costs and diversion of resources and management attention. In addition, in an infringement proceeding, a court may decide that a patent of ours is not valid or is unenforceable or may refuse to stop the other party from using the technology at issue on the grounds that our patents do not cover the technology. An adverse determination of any litigation or defense proceedings could put one or more of our patents at risk of being invalidated or interpreted narrowly and could put our patent applications at risk of not issuing. In addition, we may be enjoined from marketing one or more of our products if a court finds that such products infringe the intellectual property rights of a third-party.

During litigation, we may not be able to prevent the confidentiality of certain of our proprietary rights because of the substantial amount of discovery required in connection with intellectual property litigation. In addition, during the course of litigation, there could be public announcements of the results of hearings, motions or other interim proceedings or developments. If investors or customers perceive these results to be negative, it could have a material adverse effect on our business, prospects, financial condition and results of operations.

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Our insurance liability coverage is limited and may not be adequate to cover potential losses.

In the ordinary course of business, we purchase insurance coverage (e.g., liability coverage) to protect us against claims made by third parties and employees for property damage or personal injuries. However, the protection provided by such insurance is limited in significant respects and, in some instances, we have no coverage and certain of our insurance policies have substantial “deductibles” or have limits on the maximum amounts that may be recovered. Insurers have also introduced new exclusions or limitations of coverage for claims related to certain perils including, but not limited to, mold and terrorism. If a series of losses occurred, such as from a series of lawsuits in the ordinary course of business each of which were subject to the deductible amount, or if the maximum limit of the available insurance was substantially exceeded, we could incur losses in amounts that would have a material adverse effect on our results of operations and financial condition. We do not presently have any product liability insurance that would provide coverage for any allegation of product defects or related claims. We will review our ability to obtain such insurance coverage later, but there cannot be any assurance that such insurance coverage will be available on acceptable terms.

Our operating results may fluctuate, which may result in volatility of our share price.

Our operating results, including components of operating results, can be expected to fluctuate from time to time in the future. Some of the factors that may cause these fluctuations include:

•	the impact of acquisitions;
•	market acceptance of our existing products, as well as products in development;
•	the timing of regulatory approvals;
•	our ability or the ability of third-party distributers to sell, market, and distribute our products;
•	our ability or the ability of our contract manufacturers to manufacture our products efficiently; and
•	the timing of our research and development expenditures.

If we are unable to manage our expected growth, our future revenue and operating results may be adversely affected.

Our anticipated growth is expected to place a significant strain on our management, operational and financial resources. Our current and planned personnel, systems, procedures and controls may not be adequate to support our anticipated growth. To manage our growth we will be required to improve existing, and implement new, operational and financial systems, procedures and controls and expand, train and manage our growing employee base. We expect that we may need to increase our management personnel to oversee our expanding operations. Recruiting and retaining qualified individuals can be difficult. If we are unable to manage our growth effectively, or are unsuccessful in recruiting qualified management personnel, our business, prospects, financial condition and results of operations could be harmed.

We are highly dependent on our senior management, and if we are not able to retain them or to recruit and retain additional qualified personnel, our business will suffer.

We are highly dependent upon our senior management, including David G. Watumull, our President and Chief Executive Officer, Gilbert M. Rishton, Ph.D., our Chief Science Officer, Timothy J. King, our Vice President, Research, John B. Russell, our Chief Financial Officer, David M. Watumull, our Vice President, Operations, and Nicholas Mitsakos, our Executive Chairman. The loss of services of David G. Watumull or any other member of our senior management could have a material adverse effect on our business, prospects, financial condition and results of operations. We carry a $1 million “key person” life insurance policy on David G. Watumull but do not carry similar insurance for any of our other senior executives.

We may choose to increase our management personnel. For example, we will need to obtain certain additional functional capability, including regulatory, sales, quality assurance and control, either by hiring additional personnel or by outsourcing these functions to qualified third-parties. We may not be able to engage these third-parties on terms favorable to us. Also, we may not be able to attract and retain qualified personnel on acceptable terms given the competition for such personnel among companies that operate in our markets. The trend in the pharmaceutical industry of requiring sales and other personnel to enter into non-competition agreements prior to starting employment exacerbates this problem, since personnel who have made such a commitment to their current employers are more difficult to recruit. If we fail to identify, attract, retain and motivate these highly skilled personnel, or if we lose current employees, our business, prospects, financial conditions and results of operations could be adversely affected.

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A single stockholder controls us.

Holdings owns approximately 52.9% of our issued and outstanding shares of Common Stock or approximately 27.3% of our issued and outstanding shares of Common Stock determined on a fully diluted basis. Holdings has the voting ability to influence the membership of our Board of Directors and the outcome of other decisions requiring stockholder approval. This level of ownership may delay, deter or prevent the change of control of us, even if such change of control would be beneficial to the other holders of our securities. In addition, the Merger Agreement includes our covenant to not sell, lease or exchange all or substantially all of the Pharma stock or Pharma property and assets, including Pharma’s goodwill and its corporate franchises for a period that is the earlier of two years or until Holdings owns less than 10% of our Common Stock, determined on a fully diluted basis. Our agreement with Holdings does not prohibit or restrict (i) the sale of stock in Pharma, (ii) any pledge or other grant of a security interest in, or other financing of Pharma or its assets, including any foreclosure of such security interest or (iii) any right of us to issue any amount or class of stock or effect a sale or change in control of us.

Our ability to grow and compete in the future will be adversely affected if adequate capital is not available to us or not available on terms favorable to us.

The ability of our business to grow and compete depends on the availability of adequate capital, which in turn depends in large part on our cash flow from operations and the availability of equity and debt financing. We cannot assure you that our cash flow from operations will be sufficient or that we will be able to obtain equity or debt financing on acceptable terms or at all to implement our growth strategy. As a result, we cannot assure you that adequate capital will be available to finance our current growth plans, take advantage of business opportunities or respond to competitive pressures, any of which could harm our business. Additionally, if adequate additional financing is not available on acceptable terms, we may not be able to continue our business operations. Any additional capital, investment or financing of our business may result in dilution of our stockholders or be on terms and conditions that impair our ability to profitably conduct our business.

Registration of our shares of Common Stock could adversely affect our trading price.

We have agreed to promptly file a registration statement to register for sale on a delayed or continuous basis the shares of Common Stock issued upon the conversion of certain notes issued by Pharma, the shares of Common Stock issued under the Subscription Agreement and the shares of Common Stock underlying our warrants. No assurance can be given when, if ever, such proposed registration of the underlying shares will be declared effective by the Securities and Exchange Commission (the “Commission” or “SEC”) or if such proposed registration statement is declared effective that all of the shares of Common Stock will be included in such registration statement and be permitted to be offered on a delayed or continuous basis. We may also expect to register the shares of Common Stock held by Holdings prior to one year after the Closing Date of the Merger. The shares of Common Stock that would be subject to such registration are significant and the trading of such shares could provide an overhang or otherwise adversely affect our trading price.

You may have limited access to information regarding our Company because we are a limited reporting company exempt from many regulatory requirements.

As a filer subject to Section 15(d) of the Exchange Act, the Company is not required to prepare proxy or information statements; our Common Stock is not subject to the protection of the going private regulations; the Company is subject to only limited portions of the tender offer rules; our officers, directors, and more than ten (10%) percent stockholders are not required to file beneficial ownership reports about their holdings in our Company; such persons are not subject to the short-swing profit recovery provisions of the Exchange Act; and stockholders of more than five percent (5%) are not required to report information about their ownership positions in the securities. As a result, investors will have reduced visibility as to the Company and its financial condition.

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Risks Related to Ownership of Our Common Stock

Our Common Stock has a limited trading market, which could affect your ability to sell shares of our Common Stock and the price you may receive for our Common Stock.

Our Common Stock is currently traded in the over-the-counter market and “bid” and “asked” quotations regularly appear on the OTC Bulletin Board and the OTCQB maintained by OTC Markets, Inc. under the symbol “KOFF”. We have applied to trade our shares of Common Stock under the symbol “CDXI”. There is only limited trading activity in our securities. We have a relatively small public float compared to the number of our shares outstanding. Accordingly, we cannot predict the extent to which investors’ interest in our Common Stock will provide an active and liquid trading market, which could depress the trading price of our Common Stock and could have a long-term adverse impact on our ability to raise capital in the future. Due to our limited public float, we may be vulnerable to investors taking a “short position” in our Common Stock, which would likely have a depressing effect on the price of our Common Stock and add increased volatility to our trading market. The volatility of the market for our Common Stock could have a material adverse effect on our business, results of operations and financial condition. There cannot be any guarantee that an active trading market for our securities will develop or, if such a market does develop, will be sustained. Accordingly, investors must be able to bear the financial risk of losing their entire investment in our Common Stock.

We may voluntarily file for deregistration of our Common Stock with the Commission.

Compliance with the periodic reporting requirements required by the SEC consumes a considerable amount of both internal, as well external, resources and represents a significant cost for us. Our senior management team has relatively limited experience managing a company subject to the reporting requirements of the Exchange Act, and the regulations promulgated thereunder. Our management will be required to design and implement appropriate programs and policies in responding to increased legal, regulatory compliance and reporting requirements, and any failure to do so could lead to the imposition of fines and penalties and harm our business. In addition, if we are unable to continue to devote adequate funding and the resources needed to maintain such compliance, while continuing our operations, we may be in non-compliance with applicable SEC rules or the securities laws, and be delisted from the OTC Bulletin Board or other market we may be listed on, which would result in a decrease in or absence of liquidity in our Common Stock, and potentially subject us and our officers and directors to civil, criminal and/or administrative proceedings and cause us to voluntarily file for deregistration of our Common Stock with the Commission.

Future sales of our Common Stock in the public market could lower the price of our Common Stock and impair our ability to raise funds in future securities offerings.

We intend to raise additional capital through the sale of our securities. Future sales of a substantial number of shares of our Common Stock in the public market, or the perception that such sales may occur, could adversely affect the then prevailing market price of our Common Stock and could make it more difficult for us to raise funds in the future through the sale of our securities.

We may issue shares of preferred stock that subordinate your rights and dilute your equity interests.

We believe that for us to successfully execute our business strategy we will need to raise investment capital and it may be preferable or necessary to issue preferred stock to investors. Preferred stock may grant the holders certain preferential rights in voting, dividends, liquidation or other rights in preference over a company’s common stock.

The issuance by us of preferred stock could dilute both the equity interests and the earnings per share of existing holders of our Common Stock. Such dilution may be substantial, depending upon the number of shares issued. The newly authorized shares of preferred stock could also have voting rights superior to our Common Stock, and in such event, would have a dilutive effect on the voting power of our existing stockholders.

Any issuance of preferred stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of us by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of us. Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise. Such issuances could therefore deprive our stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such shares of preferred stock to persons friendly to our Board of Directors could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to stockholders generally.

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The market price of our Common Stock may be volatile and may be affected by market conditions beyond our control.

The market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, our shares of Common Stock are sporadically and thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our stockholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of shares of our Common Stock are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Second, we are a speculative or “risky” investment due to our limited operating history and lack of profits to date, and uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-averse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. Many of these factors are beyond our control and may decrease the market price of our Common Stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our Common Stock will be at any time, including as to whether our Common Stock will sustain its current market price, or as to what effect the sale of shares or the availability of Common Stock for sale at any time will have on the prevailing market price.

The market price of our Common Stock is subject to significant fluctuations in response to, among other factors:

•	changes in our financial performance or a change in financial estimates or recommendations by securities analysts;
•	announcements of innovations or new products or services by us or our competitors;
•	the emergence of new competitors or success of our existing competitors;
•	operating and market price performance of other companies that investors deem comparable;
•	changes in our Board of Directors or management;
•	sales or purchases of our Common Stock by insiders;
•	commencement of, or involvement in, litigation;
•	changes in governmental regulations; and
•	general economic conditions and slow or negative growth of related markets.

In addition, if the market for stock in our industry, or the stock market in general, experience a loss of investor confidence, the market price of our Common Stock could decline for reasons unrelated to our business, financial condition or results of operations. If any of the foregoing occurs, it could cause the price of our Common Stock to fall and may expose us to lawsuits that, even if unsuccessful, could be costly to defend and distract our Board of Directors and management.

We do not have a majority of independent directors, which limits our ability to establish effective independent corporate governance procedures and increases the control of management.

We currently have three directors, only one of whom is independent; accordingly, we cannot establish board committees with independent members to oversee certain functions such as compensation or audit issues. Until a majority of our Board of Directors is composed of independent members, if ever, there will be limited independent oversight of our management’s decisions and activities.

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We do not intend to pay dividends for the foreseeable future, and you must rely on increases in the market prices of our Common Stock for returns on your investment.

For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our Common Stock. Accordingly, investors must be prepared to rely on sales of their Common Stock after price appreciation to earn an investment return, which may never occur. Investors seeking cash dividends should not purchase our Common Stock. Any determination to pay dividends in the future will be made at the discretion of our Board of Directors and will depend on our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our Board of Directors deems relevant.

We are subject to penny stock regulations and restrictions and you may have difficulty selling shares of our Common Stock.

The Commission has adopted regulations which generally define so-called “penny stocks” as an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. Our Common Stock is a “penny stock”, and we are subject to Rule 15g-9 under the Exchange Act, or the Penny Stock Rule. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouses). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written consent to the transaction prior to sale. As a result, this rule affects the ability of broker-dealers to sell our securities and affects the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

There can be no assurance that our shares of Common Stock will qualify for exemption from the Penny Stock Rule. In any event, even if our Common Stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to restrict any person from participating in a distribution of penny stock if the Commission finds that such a restriction would be in the public interest.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (“FINRA”) has adopted similar rules that may also limit a stockholder’s ability to buy and sell our Common Stock. FINRA rules require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for such customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The financial data discussed below is derived from our audited financial statements for the fiscal years ended December 31, 2012 and 2011 and for the period from inception (March 23, 2006) to December 31, 2012, and our unaudited condensed consolidated financial statements for the nine months ended September 30, 2013 and 2012 and for the period from inception (March 23, 2006) to September 30, 2013, which are found elsewhere in this Current Report on Form 8-K. Our financial statements are prepared and presented in accordance with generally accepted accounting principles in the United States. The financial data discussed below is only a summary and investors should read the following discussion and analysis of our financial condition and results of our operations in conjunction with our financial statements and the related notes to those statements included elsewhere in this Current Report on Form 8-K. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. Our actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors,” and elsewhere in this Current Report on Form 8-K.

Corporate Overview and History

We consummated the Merger on February 7, 2014, as described above. Prior to the Merger, we operated under the name of “Koffee Korner Inc.” as a single location retailer of specialty coffee located in Houston, Texas. Koffee Korner Inc. was initially formed as a Texas corporation in July 2003 and became a Delaware corporation in January 2012. On the Closing Date of the Merger, we divested our wholly-owned subsidiary, Koffee Korner’s Inc., which operated our retail coffee business to only pursue the business of Pharma, a development stage life sciences company that devotes substantially all of its efforts to developing nutraceutical and pharmaceutical products that provide the anti-inflammatory benefits of steroids or NSAIDS, but in certain cases, with the safety status of GRAS designation conferred by the FDA at certain doses.

We are a development stage company as defined in the Financial Accounting Standards Board’s Accounting Standards Codification Topic No. 915, Development Stage Entities. We are devoting substantially all of our present efforts to establishing our business. Our planned principal operations have not commenced and, accordingly, no revenue has been derived therefrom. We own intellectual property that we are marketing in varying stages worldwide. Our initial revenue generating opportunities are from our strategic alliance, including an exclusive license of our rights related to the development and commercialization of human nutraceutical products containing or utilizing a nature-identical form of astaxanthin, which provides anti-inflammatory benefits with an exceptional safety profile and global manufacturing capability. We also plan to pursue pharmaceutical applications of astaxanthin and related compounds.

At present we are not able to estimate if or when we will be able to generate sustained revenues. Our auditors have included in their report on our financial statements a “going concern” explanatory paragraph; that is to say, our financial statements have been prepared assuming that we will continue as a going concern. Given our recurring losses from operations, there is substantial doubt of our ability to continue as a going concern.

Results of Operations

Results of Operations for the nine months ended September 30, 2013 and 2012 and for the period from inception to September 30, 2013 (Holdings and Pharma)

The following table reflects our operating results for the nine months ended September 30, 2013 and 2012:

Operating Summary	Nine months ended September 30, 2013 (Unaudited)	Nine months ended September 30, 2012 (Unaudited)	Change (Unaudited)	Inception to September 30, 2013 (Unaudited)
Revenues	$0	$10,000	$(10,000)	$92,903
Operating Expenses	2,324,127	1,294,120	1,030,007	30,728,467
Net Operating Loss	(2,324,127)	(1,284,120)	1,040,007	(30,635,564)
Other Income (Expenses)	(525,734)	(599,756)	(74,022)	(750,789)
Net Loss	$(2,849,861)	$(1,883,876)	$965,985	$(31,386,353)

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Operating Summary

We are a development stage company with limited operations and had revenues of $0, $10,000, and $92,903 for the nine months ended September 30, 2013 and 2012 and for the period from inception to September 30, 2013, respectively. Revenues primarily consisted of sales of assay kits for diagnostic research purposes unrelated to our primary life science business.

Operating expenses were $2,324,127, $1,294,120, and $30,728,467 for the nine months ended September 30, 2013 and 2012 and for the period from inception to September 30, 2013, respectively. The increase in operating expenses for the period ended September 30, 2013, as compared to the prior period, was primarily related to commissions and expenses paid in connection with financing transactions and services, including payroll and consultation, for research and development, and administration. These expenses were paid in accordance with agreements entered into with each consultant, employee, or service provider. Included in general and administrative expenses were $8,508, $19,180, and $1,598,098 in share based compensation for the nine months ended September 30, 2013 and 2012 and for the period from inception to September 30, 2013, respectively.

Other expenses were $525,734 and $599,756 for the nine months ended September 30, 2013 and 2012, and $750,789 for the period from inception to September 30, 2013, respectively. Other expenses primarily consisted of interest expense on notes payable, substantially all of which have been converted into equity or repaid by us on the Closing Date of the Merger. Included in interest expense were $55,843, $334,024, and $1,643,714 in amortization of notes payable discounts for the nine months ended September 30, 2013 and 2012 and for the period from inception to September 30, 2013, respectively.

Assets and Liabilities

Assets were $2,777,262 and $1,508,389 as of September 30, 2013 and 2012, respectively. At September 30, 2013, cash totaled $1,211,316. Working capital of $(11,880,253) as of September 30, 2013, was primarily due to various debt, net of repayments and discount, financing transactions in which we received aggregate gross proceeds of $8,844,706 through the issuance of convertible debt, accrued payroll and paid time off of $3,765,789, and accrued Board of Director fees and related consultation of $475,629. Convertible debt (raised prior to September 30, 2013) of $8,299,036 which has been automatically converted into shares of our Common Stock and warrants to purchase our shares of Common Stock upon the closing of the Merger. The accrual of payroll and Board of Director fees and related consultation fees, which occurred from January 2008 to June 2013, was due to significant capital constraints, was part of a series of measures taken by us to conserve cash and respond to our liquidity shortage and was selected in favor of layoffs or furloughs in order to maximize employee and director retention. As of June 2013, the Company initiated repayment on these accrued amounts, utilizing approximately 10% of proceeds from a financing and plans to continue a structured repayment of the outstanding amounts over time, subject to our liquidity position.

Results of Operations for the nine months ended September 30, 2013 and 2012 (Koffee Korner Inc.)

Segment information

We report information about operating segments, as well as disclosures about our services and geographic areas. Operating segments are defined as revenue- producing components of the enterprise, which are generally used internally for evaluating segment performance.

Our revenue base from our subsidiary Koffee Korner’s Inc. was derived from sales of coffee, other beverages and complementary food at our single retail location.

Results of Operations

Net Revenues

Total revenue for the nine months ended September 30, 2013 was $65,240 compared to $53,110 for the nine months ended September 30, 2012. This represents an increase of $12,130 from that of the prior fiscal period. This increase was due to higher foot traffic we received for the interim period ended September 30, 2013. The Company also attempted to pass our higher operating costs onto our customers.

Cost of Sales

Total cost of sales for the nine months ended September 30, 2013 was $60,675 compared to $44,184 for the nine months ended September 30, 2012. This represents an increase of $16,491 from that of the prior fiscal period. This increase reflects increased revenues and increased costs for coffee and other supplies roughly equally. Our costs of sales are materials, payroll expenses and rent. Almost two-thirds of the increase was an increase in material costs (primarily coffee beans).

Gross Profit

Gross profit for the nine months ended September 30, 2013 was $4,565 compared to $8,926 for the nine months ended September 30, 2012. This represents a decrease of $4,361 from that of the prior fiscal period. This decrease reflects our increased relative cost of sales compared to the corresponding period in the prior year.

Operating Expenses

Operating expenses for the nine months ended September 30, 2013 was $56,398 compared to $38,796 for the nine months ended September 30, 2012. This represents an increase of $17,602 from that of the prior fiscal period. This increase was due to increased professional costs such as accounting and legal fees related to the Company’s public reporting obligations.

Results of Operations for the Years Ended December 31, 2012 and 2011, and the Period from Inception to December 31, 2012 (Holdings)

The following table reflects our operating results for the years ended December 31, 2012 and 2011, and for the period from inception to December 31, 2012:

Operating Summary	Year ended December 31, 2012	Year ended December 31, 2011	Change	Inception to December 31, 2012
Revenues	$10,000	$14,475	$(4,475)	$92,903
Operating Expenses	(1,805,283)	(2,552,963)	747,680	(28,404,340)
Net Operating Loss	(1,795,283)	(2,538,488)	743,205	(28,311,437)
Other Income (Expenses)	(748,107)	658,548	(1,406,655)	(225,055)
Net Loss	$(2,543,390)	$(1,879,940)	$663,450	$(28,536,492)

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Operating Summary

We are a development stage company with limited operations and had revenues of $10,000, $14,475, and $92,903, for the years ended December 31, 2012 and 2011, and for the period from inception to December 31, 2012, respectively. Revenues primarily consisted of sales of assay kits for diagnostic research purposes unrelated to our primary life science business.

Operating expenses were $1,805,283, $2,552,963, and $28,404,340 for the years ended December 31, 2012 and 2011, and the period from inception through December 31, 2012, respectively. Operating expenses primarily consisted of services provided to the Company, including payroll and consultation, for research and development, and administration. These expenses were paid in accordance with agreements entered into with each consultant, employee, or service provider. Included in general and administrative expenses were $23,645, $46,840, and $1,589,592 in share based compensation for the years ended December 31, 2012 and 2011, and for the period from inception to December 31, 2012, respectively.

Other income (expenses), net, were $(748,107), $658,548, and $(225,055) for the years ended December 31, 2012 and 2011, and the period from inception to December 31, 2012, respectively. For the year ended December 31, 2012, other income (expenses) primarily consisted of interest expense on notes payable. For the year ended December 31, 2011, interest expense of $529,167 was primarily offset by research grant income of $408,843 and a gain on extinguishment of lease penalties and interest of $786,945. For the period from inception to December 31, 2012, interest expense of $3,567,463 was primarily offset by research grant income of $1,179,646, gain on extinguishment of lease penalties and interest of $786,945, and federal and state tax credits of $1,506,596. Included in interest expense were $363,858, $279,286, and $1,587,871 in amortization of notes payable discounts for the years ended December 31, 2012 and 2011, and for the period from inception to December 31, 2012, respectively.

Assets and Liabilities

Assets were $1,481,774 and $1,686,905 as of December 31, 2012 and 2011, respectively. At December 31, 2012, cash totaled $7,799. Working capital of $(8,501,238) as of December 31, 2012, was primarily due to various debt, net of repayments and discount, financing transactions in which we received aggregate gross proceeds of $3,609,098 through the issuance of convertible debt, accrued payroll and paid time off of $3,696,897, and accrued Board of Director fees and related consultation of $533,001. The accrual of payroll and Board of Director fees and related consultation, which occurred from January 2008 to June 2013, was due to significant capital constraints, and was selected in favor of layoffs or furloughs in order to maximize employee and director retention. As of June 2013, the Company initiated repayment on these accrued amounts, utilizing approximately 10% of proceeds from a financing and plans to continue a structured repayment of the outstanding amounts over time as financing permits.

Results of Operations for the Years Ended December 31, 2012 and December 31, 2011 (Koffee Korner Inc.)

Results of Operations

Net Revenues

A summary of revenue generated from our subsidiary Koffee Korner’s Inc. for the years ended December 31, 2012 and 2011 is as follows:

Total revenue for the year ended December 31, 2012 was $72,443 compared to $74,692 for the year ended December 31, 2011. This represents a decrease of $2,249 from that of the year ended December 31, 2011.

Cost of Sales

Our costs of sales are materials, payroll expenses and rent.

Total cost of sales for the year ended December 31, 2012 was $57,334 compared to $56,493 for the year ended December 31, 2011. This represents an increase of $841 from that of the year ended December 31, 2011. This increase reflects higher material costs.

Gross Profit

Gross profit decreased by $3,090 for the year ended December 31, 2012 compared to the prior year. This decrease reflects our lower revenues and higher cost of sales in the year ended December 31, 2012 compared to the prior year.

Operating Expenses

Operating Expenses increased from the year ended December 31, 2011 to the year ended December 31, 2012 due to increased costs related to professional services incurred. Operating expenses increased from $16,845 for the year ended December 31, 2011 to $52,695 for the year ended December 31, 2012.

Liquidity and Capital Resources (Holdings and Pharma)

Since our inception, we have sustained operating losses and have used cash raised by issuing securities in our operations. During the years ended December 31, 2012 and 2011, and the period from inception to December 31, 2012, we used cash in operating activities of $1,159,237, $1,459,878, and $19,388,849, respectively, and incurred a net loss of $2,543,390, $1,879,940, and $28,536,492, respectively. During the nine months ended September 30, 2013 and 2012 and for the period from inception to September 30, 2013, we used cash in operating activities of $2,955,988, $812,147, and $22,344,837, respectively, and incurred a net loss of $2,849,861, $1,883,876, and $31,386,353, respectively.

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As of December 31, 2012, our predecessor, Holdings reported net operating losses of approximately $21 million on its U.S. federal income tax return. If Holdings is acquired by or merged with and into us, then the net operating losses may be available to offset our future taxable income to the extent permitted under the Internal Revenue Code.

We require additional financing in order to continue to fund our operations, and pay existing and future liabilities and other obligations. It is estimated that our limited available cash resources as of February 7, 2014, would be sufficient to continue operations only through December 31, 2014. We cannot give any assurance that we will in the future be able to achieve a level of profitability from the sale of our products or otherwise to sustain our operations. These conditions raise substantial doubt about our ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on recoverability and reclassification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Any inability to so obtain additional financing on acceptable terms will materially and adversely affect us, including requiring us to significantly further curtail or cease business operations altogether.

Our working capital and capital requirements at any given time depend upon numerous factors, including, but not limited to:

•	the progress of research and development programs;
•	the level of resources that we devote to the development of our technologies, patents, marketing and sales capabilities; and
•	revenues from the sale of any products or license revenues and the cost of any production or other operating expenses.

We have funded our research and development primarily by issuing convertible debt securities in several separate private placements of securities.

During Holdings’ fiscal year ending December 31, 2012, it received total gross proceeds from the sale of promissory notes of $1,178,696 as follows:

•	Between February 10, 2012 and March 9, 2012, Holdings sold secured notes to investors in the aggregate principal amount of $199,800. On March 23, 2013, the outstanding principal amount of these notes, together with the outstanding principal amount of $1,692,348 for secured notes sold in prior years, plus all accrued interest thereon owed to each investor, were converted into new notes issued by Holdings. On May 31, 2013, the outstanding principal amount of these notes plus all accrued interest thereon owed to each investor was exchanged for new secured notes issued by Pharma in the aggregate principal amount of $2,299,407.
•	On February 1, 2012, Holdings sold a note to an investor in the aggregate principal amount of $100,000. On March 16, 2012, Holdings sold a secured note to an investor in the aggregate principal amount of $149,850. In April through June 2013, the outstanding principal amount of these notes, together with the outstanding principal amount of notes sold in prior years, that in the aggregate represent $998,076 in principal amount, plus all accrued interest thereon of $234,109, was repaid by Holdings.
•	Between June 20, 2012 and October 24, 2012, Holdings sold notes to investors in the aggregate principal amount of $404,695. On April 8, 2013, the outstanding principal amount of one of these notes plus all accrued interest thereon owed to the investor was converted into a new note issued by Holdings. On May 31, 2013, the outstanding principal amount of these notes plus all accrued interest thereon owed to each investor was exchanged for new secured notes issued by Pharma in the aggregate principal amount of $442,673.
•	Between November 15, 2012 and December 20, 2012, Holdings sold notes to investors in the aggregate principal amount of $324,351. On May 31, 2013, the outstanding principal amount of these notes plus all accrued interest thereon owed to each investor was exchanged for new secured notes issued by Pharma in the aggregate principal amount of $337,798.

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During Holdings’ nine months ended September 30, 2013, it received total gross proceeds from the sale of promissory notes, net of repayments, during the period, of $559,611 as follows:

•	Between January 7, 2013 and April 25, 2013, Holdings sold notes to investors in the aggregate principal amount of $194,611. On May 31, 2013, the outstanding principal amount of these notes plus all accrued interest thereon owed to each investor was exchanged for new secured notes issued by Pharma in the aggregate principal amount of $197,968.
•	On January 29, 2013, Holdings sold a note to an investor in the aggregate principal amount of $15,000.
•	On May 31, 2013, the outstanding principal amount of this note plus all accrued interest thereon owed to the investor was exchanged for a new secured note issued by Pharma in the aggregate principal amount of $15,602.
•	On April 11, 2013, Holdings sold a note to an investor in the aggregate principal amount of $350,000.
•	On May 31, 2013, the outstanding principal amount of this note plus all accrued interest thereon owed to the investor was exchanged for a new secured note issued by Pharma in the aggregate principal amount of $354,795.

During Pharma’s nine months ended September 30, 2013, it received total proceeds from the sale of promissory notes of $4,650,792 as follows:

•	Between May 31, 2013 and August 28, 2013, Pharma sold senior secured convertible promissory notes to investors in the aggregate principal amount of $4,650,792.

During Pharma’s quarter ending December 31, 2013, it received total proceeds from the sale of promissory notes of $190,000 as follows:

•	Between October 15, 2013 and November 1, 2013, Pharma sold senior secured convertible promissory notes to investors in the aggregate principal amount of $190,000.

During Pharma’s 2014 quarter-to-date, it received total proceeds from the sale of promissory notes of $2,076,000 as follows:

•	On January 3, 2014, Pharma sold convertible unsecured promissory notes to investors in the aggregate principal amount of $2,076,000.

Upon the consummation of the Merger, the outstanding principal amount of the senior secured convertible promissory notes issued by Pharma, consisting of (a) the aggregate principal amount of approximately $3,648,244 for notes exchanged with Holdings on May 31, 2013, (b) the aggregate principal amount of $4,650,792 for notes issued by Pharma during the nine months ended September 30, 2013, and (c) the aggregate principal amount of $190,000 for notes issued by Pharma during the current quarter-to-date, altogether in an aggregate principal amount of $8,489,036, plus all accrued interest thereon, was automatically converted into an aggregate number of 14,446,777 shares of our Common Stock and warrants, issued by Cardax, to purchase an aggregate of 14,446,777 shares of our Common Stock at an exercise price equal to $0.625 that expire on February 7, 2019.

Upon the consummation of the Merger, the outstanding principal amount of the convertible unsecured promissory notes issued by Pharma, consisting of the aggregate principal amount of $2,076,000 plus all accrued interest thereon, was automatically converted into an aggregate number of 3,353,437 shares of our Common Stock and warrants to purchase an aggregate of 3,321,600 shares of our Common Stock at an exercise price equal to $0.625 that expire on February 7, 2019.

In addition, on the Closing Date of the Merger we issued and sold an aggregate of 6,276,960 shares of our Common Stock and warrants, that expire on February 7, 2019, to purchase an aggregate of 6,276,960 shares of our Common Stock at a price per share equal to $0.625, for aggregate gross cash proceeds of $3,923,100.

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We will incur ongoing recurring expenses associated with professional fees for accounting, legal, and other expenses for annual reports, quarterly reports, proxy statements and other filings under the Exchange Act. We estimate that these costs will likely be in excess of $250,000 per year for the next few years. These obligations will reduce our ability and resources to fund other aspects of our business. We hope to be able to use our status as a public company to increase our ability to use non-cash means of settling obligations and compensate certain independent contractors who provide professional services to us, although there can be no assurances that we will be successful in any of those efforts.

The following is a summary of our cash flows provided by (used in) operating, investing and financing activities during the periods indicated:

Cash Flow Summary	Nine months ended Sep. 30, 2013 (Unaudited)	Nine months ended Sep. 30, 2012 (Unaudited)	Year ended Dec. 31, 2012	Year ended Dec. 31, 2011	Inception to Dec. 31, 2012
Net Cash Used in Operating Activities	(2,955,988)	(812,147)	(1,159,237)	(1,459,878)	(19,388,849)
Net Cash Used in Investing Activities	(52,822)	(27,279)	(31,141)	(56,769)	(1,207,416)
Net Cash Provided by Financing Activities	4,212,327	800,049	1,130,050	1,532,937	20,604,064
Net Cash Increase (Decrease) for Period	1,203,517	(39,377)	(60,328)	16,290	7,799
Cash at Beginning of Period	7,799	68,127	68,127	51,837	-
Cash at End of Period	$1,211,316	$28,750	$7,799	$68,127	$7,799

Cash Flows from Operating Activities

During the nine months ended September 30, 2013, our operating activities primarily consisted of payments to employees, directors, and consultants, for services related to research and development, and administration, and to placement agents for commissions and expenses in connection with financing raised for the Company. During the nine months ended September 30, 2012, our operating activities primarily consisted of payments to, or accruals for payments to, employees, directors, and consultants, for services related to research and development and administration.

During the years ended December 31, 2012 and 2011, our operating activities primarily consisted of payments to, or accruals for payments to, employees, directors, and consultants, for services related to research and development and administration. During the period from inception to December 31, 2012, our operating activities primarily consisted of payments to, or accruals for payments to, employees, directors, consultants, contract research organizations, contract manufacturing organizations, academic institutions, professional service providers, and landlords, for services and property leases related to research and development and administration.

Cash Flows from Investing Activities

During the nine months ended September 30, 2013 and 2012, the years ended December 31, 2012 and 2011, and the period from inception to December 31, 2012, our investing activities were primarily related to fixed asset additions and capitalization of patent costs.

Cash Flows from Financing Activities

During the nine months ended September 30, 2013 and 2012, our financing activities consisted of various transactions in which we raised proceeds through the issuance of debt. The increase in our financing activities was primarily attributable to our requirement to obtain significant amounts of capital to support our operations prior to liquidity events. Because of the nature of our business, capital is required to support research and development costs, as well as, our normal operating costs.

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During the years ended December 31, 2012 and 2011, and the period from inception to December 31, 2012, our financing activities consisted of various transactions in which we raised proceeds through the issuance of debt, preferred stock, and common stock. The increase in our financing activities was primarily attributable to our requirement to obtain significant amounts of capital to support our operations prior to the commencement of a revenue stream or other liquidity events. Because of the nature of our business, capital is required to support research and development costs, as well as, our normal operating costs.

Our existing liquidity is not sufficient to fund our operations, anticipated capital expenditures, working capital and other financing requirements for the foreseeable future. We will need to seek to obtain additional debt or equity financing, especially if we experience downturns or cyclical fluctuations in our business that are more severe or longer than anticipated, or if we experience significant increases in the cost of components and manufacturing, or increases in our expense levels resulting from being a publicly-traded company. If we attempt to obtain additional debt or equity financing, we cannot assure you that such financing will be available to us on favorable terms, or at all.

Liquidity and Capital Resources (Koffee Korner Inc.)

Since our inception, we have financed our operations through equity from our principal and funds generated by our business. As of December 31, 2012 and September 30, 2013, we had approximately $12,797 and $9,169 in cash, respectively.

Net Cash Used in Operating Activities

Net cash used in operating activities amounted to $34,579 for the year ended December 31, 2012 compared to net cash used in operating activities of $3,184 for the year ended December 31, 2011. The net loss for the year ended December 31, 2012 was $37,586, an increase of $38,941 from $1,355 net income for the year ended December 31, 2011.

Net cash used in operating activities amounted to $16,028 for the nine months ended September 30, 2013 compared to net cash used in operating activities of $1,408 for the nine months ended September 30, 2012.

Net Cash Used by Investing Activities

There was $0 net cash used in investing activities for the years ended December 31, 2012 and 2011.

Net cash used in investing activities amounted to $500 for the nine months ended September 30, 2013 compared to net cash used in investing activities of $0 for the nine months ended September 30, 2012.

Net Cash Used in Financing Activities

Net cash provided by financing activities for the year ended December 31, 2012 was $44,320 compared to net cash used in financing activities of $(1,608) for the year ended December 31, 2012. Net cash provided by financing represented a loan from the then largest shareholder of Koffee Korner Inc.

Net cash used in financing activities for the nine months ended September 30, 2013 was $1,105 compared to $33,020 provided by financing activities for the nine months ended September 30, 2012.

Recently Issued Accounting Pronouncements

In May 2011, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) No. 2011-04, Fair Value Measurements, which amends the fair value measurement guidance and includes some enhanced disclosure requirements. The most significant change in disclosures is an expansion of the information required for Level 3 measurements based on unobservable inputs. The standard is effective for fiscal years beginning after December 15, 2011. We adopted this standard in the first quarter of 2012. The adoption of this standard did not have a material effect on our consolidated financial statements.

In September 2011, the FASB ASU No. 2011-08, Intangibles – Goodwill and Other Testing Goodwill for Impairment, issued amendments to its accounting guidance on testing goodwill for impairment. The amendments allow entities to use a qualitative approach to test goodwill for impairment. This permits an entity to first perform a qualitative assessment to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value. If it is concluded that this is the case, it is required to perform the currently prescribed two-step goodwill impairment test. Otherwise, the two-step goodwill impairment test is not required. This guidance is effective for annual and interim goodwill impairment test performed for fiscal years beginning after December 15, 2011 and early adoption is permitted. We adopted this standard in the first quarter of year 2012 and the implementation thereof did not have a material impact on our consolidated financial statements.

In February 2013, the FASB issued ASU No. 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income, to require reporting of the impact of significant reclassifications out of accumulated other comprehensive income or loss on the line items on the statement of operations, if a reclassification is required in its entirety in one reporting period. This ASU is effective for interim and annual periods beginning after December 15, 2012. The adoption of the ASU did not have a significant impact on our financial statements.

In July 2013, the FASB issued ASU No. 2013-11, Income Taxes (Topic 740): Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists, to specify when an unrecognized tax benefit should be presented as a liability versus an offset against a deferred tax asset. The ASU is effective prospectively for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2013. We are currently assessing the impact of this ASU on our financial statements.

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Our management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the consolidated financial statements filed with this Current Report on Form 8-K.

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

PROPERTIES

Our principal office is located at 167 Penn Street, Washington Boro, Pennsylvania, which is leased on a month-to-month basis. We intend to move our principal office to Honolulu, Hawaii, shortly after the Closing Date.

Koffee Korner’s Inc. has a retail location at 6560 Fannin Street, Suite 245, Houston, Texas. This location consists of 638 square feet and is leased on a month-to-month basis.

Pharma, which we acquired in the Merger, maintains a facility of approximately 738 square feet at 2800 Woodlawn Drive, Honolulu, Hawaii, which is leased on a month-to-month basis. Pharma’s laboratory is located in a leased facility of approximately 1,094 square feet at 99-193 Aiea Heights Drive, Aiea, Hawaii. The term of this lease commenced on June 1, 2006 and expires on October 31, 2014. We believe that our facilities are adequate for our current purposes.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our Common Stock as of February 7, 2014, and taking into account the Merger, the Stock Dividend and the cancellation of shares described above under Item 2.01:

•	each director;
•	each person known by us to own beneficially 5% or more of our Common Stock;
•	each officer named in the summary compensation table elsewhere in this report; and
•	all directors and executive officers as a group.

The amounts and percentages of our Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. Under these rules more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Unless otherwise indicated below, to the best of our knowledge each beneficial owner named in the table has sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

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Name	Amount of Beneficial Ownership of Common Stock		Percent of Common Stock(1)

Cardax Pharmaceuticals, Inc.(2)	33,229,093		52.9%
Paulson Capital Corp.	8,544,867	(3)	12.8%
Nicholas Mitsakos(4)	3,546,607	(5)	5.4%
Frank C. Herringer(6)	698,144	(7)	1.1%
David G. Watumull(8)	4,633,331	(9)	6.9%
David M. Watumull(10)	1,438,381	(11)	2.2%
All directors and executive officers as a group (4 persons)	10,316,463		14.2%

(1)	Based on 62,854,662.6 shares of Common Stock issued and outstanding as of February 7, 2014.
(2)	The address of Cardax Pharmaceuticals, Inc. is 2800 Woodlawn Drive, Honolulu, Hawaii 96822.
(3)

Represents (a) 3,872,434 shares of Common Stock owned of record by Paulson Cardax Investments I, LLC, (b) 3,872,434 shares of Common Stock issuable upon exercise by Paulson Cardax Investments I, LLC of warrants that are presently exercisable, at an exercise price of $0.625 per share, and (c) 799,999 shares of Common Stock owned of record by Paulson Investment Company, Inc. Paulson Investment Company, Inc. is the managing member of Paulson Cardax Investments I, LLC and holds voting and investment control over the shares and warrants held by Paulson Cardax Investments I, LLC. Paulson Investment Company, Inc. disclaims beneficial ownership of all shares of Common Stock and warrants owned by Paulson Cardax Investments I, LLC. Paulson Investment Company, Inc. is a subsidiary of Paulson Capital Corp., a publicly traded company. The address of Paulson Cardax Investments I, LLC, Paulson Investment Company, Inc. and Paulson Capital Corp. is 1331 NW Lovejoy Street, Suite #720, Portland, Oregon 97209.

(4)	The address of Mr. Mitsakos is c/o Cardax Pharma, Inc., 2800 Woodlawn Drive, Honolulu, Hawaii 96822. Mr. Mitsakos is the Executive Chairman of our Board of Directors.
(5)	Represents (a) 1,496,700 shares of Common Stock issuable upon exercise by Mr. Mitsakos of options that are presently exercisable, at an exercise price of $0.155 per share, (b) 1,611,237 shares of Common Stock issuable upon exercise by Mr. Mitsakos of options that are presently exercisable or exercisable within 60 days, at an exercise price of $0.625 per share, (c) 219,335 shares of Common Stock, which may be deemed to be beneficially owned by Mr. Mitsakos as the sole owner, Chairman and CEO of Arcadia Holdings, Inc., the owner of such shares and (d) 219,335 shares of Common Stock issuable upon exercise by Arcadia Holdings, Inc. of warrants that are presently exercisable, at an exercise price of $0.625 per share, and which may be deemed to be beneficially owned by Mr. Mitsakos.
(6)	The address of Mr. Herringer is c/o Cardax Pharma, Inc., 2800 Woodlawn Drive, Honolulu, Hawaii 96822. Mr. Herringer is a member of our Board of Directors.
(7)	Represents (a) 297,381 shares of Common Stock issuable upon exercise by Mr. Herringer of options that are presently exercisable, at an exercise price of $0.155 per share, (b) 181,429 shares of Common Stock issuable upon exercise by Mr. Herringer of options that are presently exercisable or exercisable within 60 days, at an exercise price of $0.625 per share, (c) 109,667 shares of Common Stock, which may be deemed to be beneficially owned by Mr. Herringer as the trustee of Frank C. and Maryellen Cattani Herringer 1995 Family Trust, the owner of such shares and (d) 109,667 shares of Common Stock issuable upon exercise by Frank C. and Maryellen Cattani Herringer 1995 Family Trust of warrants that are presently exercisable, at an exercise price of $0.625 per share, and which may be deemed to be beneficially owned by Mr. Herringer.
(8)	The address of Mr. David G. Watumull is c/o Cardax Pharma, Inc., 2800 Woodlawn Drive, Honolulu, Hawaii 96822. Mr. David G. Watumull is our President, CEO, and a member of our Board of Directors.
(9)	Represents (a) 1,750,588 shares of Common Stock issuable upon exercise by Mr. David G. Watumull of options that are presently exercisable, at an exercise price of $0.155 per share, and (b) 2,882,743 shares of Common Stock issuable upon exercise by Mr. David G. Watumull of options that are presently exercisable or exercisable within 60 days, at an exercise price of $0.625 per share.
(10)	The address of Mr. David M. Watumull is c/o Cardax Pharma, Inc., 2800 Woodlawn Drive, Honolulu, Hawaii 96822. Mr. David M. Watumull is our Vice President, Operations.
(11)	Represents (a) 45,058 shares of Common Stock issuable upon exercise by Mr. David M. Watumull of options that are presently exercisable, at an exercise price of $0.155 per share, and (b) 1,393,323 shares of Common Stock issuable upon exercise by Mr. David M. Watumull of options that are presently exercisable or exercisable within 60 days, at an exercise price of $0.625 per share.

Holdings currently owns approximately 52.9% of our issued and outstanding shares of Common Stock or approximately 27.3% of our issued and outstanding shares of Common Stock determined on a fully diluted basis. We may agree with Holdings for the merger of Holdings with and into us or other similar transaction, in which we would issue and sell the same number of shares of Common Stock to the stockholders of Holdings that Holdings owns in us. Any such transaction would not require us to increase the number of issued and outstanding shares of our Common Stock and would result in Holdings no longer owning a controlling interest in our Common Stock.

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DIRECTORS AND EXECUTIVE OFFICERS

Our Directors and Executive Officers

The following sets forth information about our directors and executive officers as of the date of this report:

Name	Age	Position

Nicholas Mitsakos	54	Executive Chairman of the Board of Directors

David G. Watumull	64	President, Chief Executive Officer, and Director

Frank C. Herringer	71	Director

John B. Russell	41	Chief Financial Officer and Treasurer

Richard M. Morris	53	Secretary

David M. Watumull	32	Vice President, Operations, Assistant Treasurer and Assistant Secretary

Nicholas Mitsakos has served as our Executive Chairman of the Board since February 7, 2014. Mr. Mitsakos has served as the Executive Chairman of the Board of Pharma since its inception in May 2013, as Executive Chairman of the Board of Holdings since May 2009, as Chairman of the Board of Holdings from May 2006 to May 2009, and as a Director of Holdings from its inception in March 2006 to May 2006. Mr. Mitsakos has served as the Chairman and Chief Executive Officer of Arcadia Holdings, Inc. since 1989, focusing on private equity and venture capital investments globally. He has also been a senior advisor to Sardis Capital, a London-based merchant bank since 2003, to Franklin Templeton China in Shanghai since 2001, and previously to Templeton International. Mr. Mitsakos has also served as a director of Meru Networks, Inc. since 2002, Chairman of IMEx Minerals, LLC since 2005, and Co-Chairman of Ubiquity Broadcasting Corporation since 2011. Mr. Mitsakos worked at Goldman Sachs in 1985 and Drexel Burnham Lambert from 1986 to 1989. He holds B.S. degrees in Computer Science and Microbiology from the University of Southern California, where he graduated first in his class, and an MBA from Harvard University. He taught at UCLA’s Anderson School of Business from 1992 to 1998, and is also on the board of UCLA’s Center for Cerebral Palsy within the UCLA Medical School. Mr. Mitsakos is also on the board of the Rehabilitation Hospital of the Pacific and a lecturer at the Harvard Innovation Center at Harvard University.

David G. Watumull has served as our Chief Executive Officer, President, and Director since February 7, 2014. Mr. Watumull has served as the Chief Executive Officer, President, and Director of Pharma since its inception in May 2013 and as the Chief Executive Officer, President, and Director of Holdings since its inception in March 2006. Mr. Watumull is a co-founder of Holdings and has over 20 years of experience as a biotechnology industry executive. From 2001 to 2006, Mr. Watumull served as President, Chief Executive Officer, and Director of Hawaii Biotech, Inc. Mr. Watumull was Executive Vice President of Aquasearch, Inc., a public astaxanthin nutraceutical company, from 1998 to 2000. From 1997 to 1998 he headed his own biotech research firm, Watumull & Co. From 1994 to 1997 he was a biotech research analyst, money manager, and investment banker at First Honolulu Securities. From 1992 to 1994 he led his own money management firm, Biovest, Inc. Prior to that, from 1982 to 1992, Mr. Watumull worked at Paine Webber in various capacities, including as a biotech money manager and investment executive.

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Frank C. Herringer has served as a Director since February 7, 2014. Mr. Herringer has served as a Director of Pharma since its inception in May 2013 and as a Director of Holdings since its inception in March 2006. Mr. Herringer has served as Chairman of the Board of Transamerica Corporation, a financial services company, since 1996. He served as Chief Executive Officer of Transamerica from 1991 to 1999 and President from 1986 to 1999, when Transamerica was acquired by Aegon N.V. From the date of the acquisition until 2000, Mr. Herringer served on the Executive Board of Aegon N.V. and as Chairman of the Board of Aegon USA, Inc. Mr. Herringer is also a Director of Aegon U.S. Corporation, the holding company of Aegon N.V.’s operations in the United States, Amgen Inc., a biotechnology company, Safeway, Inc., a food and drug retailer, and The Charles Schwab Corporation, a financial services company. Mr. Herringer holds an A.B. from Dartmouth College and an MBA from the Amos Tuck School of Business Administration at Dartmouth College, where he graduated first in his class.

John B. Russell, CPA, has served as our Chief Financial Officer and Treasurer since February 7, 2014. Mr. Russell has also served as the Chief Financial Officer and Treasurer of Pharma and Holdings since July 2013. Mr. Russell is the founder of JBR Business Solutions, LLC and has served as its President since 2010. Mr. Russell has 19 years of accounting, finance, operations, and SEC reporting experience in biopharmaceutical and high-tech industries. From 2010 to the present, he has served as Chief Financial Officer for various privately-held start-up companies. Mr. Russell was in charge of the Business Advisory Services for the Grant Thornton Honolulu office from 2006 to 2010. From 2005 to 2006, Mr. Russell worked at a consulting company as the Operations Consulting - Financial Management lead, advising Cisco Systems, Inc. Mr. Russell was the General Accounting Manager of the publicly traded company Scios Inc. from 2003 to 2005, where he was in charge of SEC reporting and internal controls. Mr. Russell was the Controller for several portfolio companies in the venture capital firm, Raza Foundries, Inc., from 2001 to 2002, and the General Accounting Manager for inSilicon Corporation, a public company, from 2000 to 2001. Previous to that, Mr. Russell was an auditor at PricewaterhouseCoopers LLP from 1995 to 2000. Mr. Russell is a licensed CPA in Hawaii and has a B.A. in Economics/Accounting from Claremont McKenna College.

Richard M. Morris has served as our Secretary since February 7, 2014. Mr. Morris has served as Assistant Secretary of Pharma since May 2013 and Assistant Secretary of Holdings since July 2013. Mr. Morris is a Partner at Herrick, Feinstein LLP, our legal counsel (“Herrick”). As a partner of Herrick, Mr. Morris represents a variety of clients, primarily in corporate matters. Prior to becoming a lawyer, Mr. Morris was an auditor with the Commodities Exchange in New York and later focused on operations and financial management at Kidder Peabody. He also was the U.S. Audit Manager for the financial division for a diversified Australian company. Mr. Morris has a B.S. in Accounting from New York University (1982) and a J.D. from Fordham University School of Law (1990), with bar admissions in New York and Connecticut.

David M. Watumull has served as our Vice President, Operations, Assistant Treasurer, and Assistant Secretary since February 7, 2014. Mr. Watumull has served as Vice President, Operations of Pharma since its inception in May 2013, Assistant Treasurer and Assistant Secretary of Pharma since July 2013, and Secretary and Treasurer of Pharma from its inception in May 2013 to July 2013. Mr. Watumull has served as Vice President, Operations, Assistant Treasurer, and Assistant Secretary of Holdings since July 2013, and previously as Director, Operations and Finance from 2009 to 2013, Operations Manager from 2008 to 2009, and Program Manager from its inception in 2006 to 2009. Mr. Watumull heads day-to-day company operations related to accounting, banking, budgeting, leasing, insurance, debt/equity transactions and due diligence, capitalization structure, reporting, corporate governance, contracting and related legal matters, intellectual property, human resources, front office, facilities and equipment, and information technology. Mr. Watumull also manages the relationships, timelines, and budgets of development partners, contractors, and regulatory consultants associated with the production and testing of Cardax products. Mr. Watumull was previously Program Manager at Hawaii Biotech, Inc. from 2005 to 2006, Project Coordinator from 2004 to 2005, and Information Technology Associate / Manager from 2002 to 2004. Mr. Watumull also worked at Aquasearch, Inc. from 2000 to 2001 in various capacities including Medical Information Specialist and Information Technology Associate. Mr. Watumull graduated first in his high school class and studied Electrical Engineering at the University of Hawaii.

Executive officers are appointed by our Board of Directors. Each executive officer holds his or her office until he or she resigns, is removed by our Board of Directors or his or her successor is elected and qualified. Directors will be elected annually by our stockholders at the annual meeting. Each director holds his or her office until his or her successor is elected and qualified or his or her earlier resignation or removal.

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Board Committees

We are not required under the Securities and Exchange Act to maintain any committees of our Board of Directors. We have formed certain committees of our board as a matter of preferred corporate practices.

We have an audit committee, a compensation committee and a nominating and corporate governance committee, each of which has the composition and responsibilities described below.

Audit Committee. Our audit committee oversees a broad range of issues surrounding our accounting and financial reporting processes and audits of our financial statements, including the following:

•	monitors the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent registered public accounting firm’s qualifications and independence, and the performance of our internal audit function and independent registered public accounting firm;
•	assumes direct responsibility for the appointment, compensation, retention and oversight of the work of any independent registered public accounting firm engaged for the purpose of performing any audit, review or attest services and for dealing directly with any such accounting firm;
•	provides a medium for consideration of matters relating to any audit issues; and
•	prepares the audit committee report that the rules require be included in our filings with the SEC.

The members of our audit committee are Nicholas Mitsakos, Frank C. Herringer and David G. Watumull. Our audit committee has a written charter available on our website at www.cardaxpharma.com.

Compensation Committee. Our compensation committee reviews and recommends policy relating to compensation and benefits of our officers, directors and employees, including reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other senior officers, evaluating the performance of these persons in light of those goals and objectives and setting compensation of these persons based on such evaluations. The compensation committee reviews and evaluates, at least annually, the performance of the compensation committee and its members, including compliance of the compensation committee with its charter.

The members of our compensation committee are Nicholas Mitsakos and Frank C. Herringer. Our compensation committee has a written charter available on our website at www.cardaxpharma.com.

Nominating and Corporate Governance Committee. The nominating and corporate governance committee oversees and assists our Board of Directors in identifying, reviewing and recommending nominees for election as directors; evaluating our Board of Directors and our management; developing, reviewing and recommending corporate governance guidelines and a corporate code of business conduct and ethics; and generally advises our Board of Directors on corporate governance and related matters.

The members of our nominating and corporate governance committee are Nicholas Mitsakos, Frank C. Herringer, and David G. Watumull, and Nicholas Mitsakos serves as its chairman. Our compensation committee has a written charter available on our website at www.cardaxpharma.com.

Indemnification

We maintain directors’ and officers’ liability insurance. Our amended and restated certificate of incorporation and amended and restated bylaws include provisions limiting the liability of directors and officers and indemnifying them under certain circumstances. We expect to enter into indemnification agreements with our directors to provide our directors and certain of their affiliated parties with additional indemnification and related rights. See “Indemnification of Directors and Officers” for further information.

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Family Relationships

David G. Watumull is the father of David M. Watumull. There are no other family relationships among any of our officers or directors.

Conflicts of Interest

Certain potential conflicts of interest are inherent in the relationships between our officers and directors and us.

From time to time, one or more of our affiliates may form or hold an ownership interest in and/or manage other businesses both related and unrelated to the type of business that we own and operate. These persons expect to continue to form, hold an ownership interest in and/or manage additional other businesses which may compete with our business with respect to operations, including financing and marketing, management time and services and potential customers. These activities may give rise to conflicts between or among the interests of us and other businesses with which our affiliates are associated. Our affiliates are in no way prohibited from undertaking such activities, and neither us nor our stockholders will have any right to require participation in such other activities.

Further, because we intend to transact business with some of our officers, directors and affiliates, as well as with firms in which some of our officers, directors or affiliates have a material interest, potential conflicts may arise between the respective interests of us and these related persons or entities. We believe that such transactions will be effected on terms at least as favorable to us as those available from unrelated third-parties.

With respect to transactions involving real or apparent conflicts of interest, we have adopted policies and procedures which require that: (i) the fact of the relationship or interest giving rise to the potential conflict be disclosed or known to the directors who authorize or approve the transaction prior to such authorization or approval; and (ii) the transaction be fair and reasonable to us at the time it is authorized or approved by our directors.

 Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree, or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Certain Relationships and Related Transactions, and Director Independence – Transactions with Related Persons,” none of our directors, director nominees, or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates, or associates which are required to be disclosed pursuant to the rules and regulations of the Commission.

EXECUTIVE COMPENSATION

The following sets forth information with respect to the compensation awarded or paid to David G. Watumull, our Chief Executive Officer, Nicholas Mitsakos, our Executive Chairman of the Board, and David M. Watumull, our Vice President, Operations, Assistant Treasurer, Assistant Secretary, for all services rendered in all capacities to the Company and its predecessors during the fiscal years ending December 31, 2011 and 2012. These three executive officers are referred to as the “named executive officers” throughout this report. In addition, the following sets forth information with respect to the compensation awarded or paid to our two highest compensated individuals not serving as executive officers, Gilbert M. Rishton, our Chief Science Officer, and Timothy J. King, our Vice President, Research, for all services rendered in all capacities to the Company and its predecessors during the fiscal years ending December 31, 2011 and 2012.

Compensation of Executive Officers

The following table sets forth information regarding each element of compensation that we paid or awarded to our named executive officers, and our two highest compensated individuals not serving as executive officers, for the two fiscal years ended December 31, 2011 and 2012:

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Name	Year	Salary Paid or Accrued(1)(2)		All Other Comp.		Total
David G. Watumull	2011	$425,000		10,446	(3)	$435,446
Chief Executive Officer	2012	$425,000		10,446	(3)	$435,446

Nicholas Mitsakos	2011	$74,667	(4)	-		$62,667
Executive Chairman	2012	$40,000	(5)	-		$40,000

David M. Watumull	2011	$100,000		-		$100,000
Vice President, Operations, Assistant Treasurer, Assistant Secretary	2012	$100,000		-		$100,000

Gilbert M. Rishton(6)	2011	$40,000		-		$40,000
Chief Science Officer	2012	$40,000		-		$40,000

Timothy J. King	2011	$130,000		-		$130,000
Vice President, Research	2012	$130,000		-		$130,000

(1)	Includes compensation paid and accrued. Please refer to Management’s Discussion and Analysis of Financial Conditions and Results of Operations for additional discussion with respect to accrued compensation.
(2)	We are voluntarily providing the following information in addition to the information set forth in this table that is required to be included in this Current Report on Form 8-K under Item 402 of Regulation S-K. We increased the cash component of our executive compensation in June 2013, as follows: the annual cash salary of Mr. David G. Watumull increased to $450,000, the annual cash compensation of Mr. Mitsakos as the Executive Chairman increased to $240,000, the annual cash salary of Mr. David M. Watumull increased to $170,000, the annual cash salary of Mr. Rishton increased to $200,000, and the annual cash salary of Mr. King increased to $170,000. We have the right to further increase the cash or other components of compensation payable to such individuals or other employees or executives.
(3)	The amount disclosed refers to certain annual insurance premiums paid on behalf of Mr. David G. Watumull in lieu of additional cash compensation.
(4)	The amount disclosed represents (a) $48,000 as compensation for consulting services provided by Mr. Mitsakos for the period from January 2011 through April 2011 for an annual cash salary of $144,000, and (b) $26,667 as compensation for services provided by Mr. Mitsakos as a director for the period from May 2011 to December 2011.
(5)	The amount disclosed represents compensation for services provided by Mr. Mitsakos as a director for the 2012 fiscal year.
(6)	The amounts disclosed refer to services provided by Mr. Rishton as Chief Science Officer for the 2011 and 2012 fiscal years for an annual cash salary of $160,000. Mr. Rishton was employed on a part-time basis during 2011 and 2012 and received the total cash salary of $40,000 for each such year, and is currently employed on a full time basis for an annual cash salary of $200,000.

Outstanding Equity Awards to Executive Officers at Fiscal Year-End 2012

The following table sets forth information regarding outstanding option awards to our named executive officers as of December 31, 2012:

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	Option awards(1)(2)
Name	Number of securities underlying unexercised options exercisable		Number of securities underlying unexercised options unexercisable		Equity incentive plan awards: Number of securities underlying unexercised unearned options	Option exercise price ($)	Option expiration date
David G. Watumull	3,885,209		-		-	$0.07	May 15, 2016
Nicholas Mitsakos	1,321,736	(3)			-	$0.07	May 15, 2016
Nicholas Mitsakos	1,000,000	(4)	1,000,000	(4)	-	$0.07	May 1, 2019
David M. Watumull	100,000		-		-	$0.07	May 15, 2016

(1)	The type of securities underlying all outstanding option awards was common stock of Holdings. All unvested options vested on February 7, 2014. Upon the Closing of the Merger, Cardax, Inc. assumed the options described above and extended the expiration date for such options to February 7, 2024. In addition, the number of shares underlying such options was divided by an exchange ratio of approximately 2.2 and the exercise price was multiplied by that ratio.
(2)	None of our named executive officers have received stock awards.
(3)	Represents 1,321,736 in option awards for services provided by Mr. Mitsakos as a director.
(4)	Represents 2,000,000 in option awards for consulting services provided by Mr. Mitsakos.

Compensation of Directors

The following table sets forth information regarding each element of compensation that we paid or awarded to our directors for the two fiscal years ended December 31, 2011 and 2012:

Name		Board Fees Paid or Accrued(1)	All Other Comp.	Total
Frank C. Herringer	2011	$25,000	-	$25,000
	2012	$25,000	-	$25,000

(1)	Includes board fees paid and accrued. Please refer to Management’s Discussion and Analysis of Financial Conditions and Results of Operations for additional discussion with respect to accrued board fees.

Mr. Mitsakos, our Executive Chairman of the Board, received compensation for his services as a director as set forth under “Compensation of Executive Officers.”

Outstanding Equity Awards to Directors at Fiscal Year-End 2012

The following table sets forth information regarding outstanding option awards to directors as of December 31, 2012:

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	Option awards(1)(2)
Name	Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options	Option exercise price ($)	Option expiration date
Frank C. Herringer	660,000	-	-	$0.07	May 15, 2016

(1)	The type of securities underlying all outstanding option awards was common stock of Holdings. Upon the Closing of the Merger, Cardax, Inc. assumed the options described above and extended the expiration date for such options to February 7, 2024. In addition, the number of shares underlying such options was divided by an exchange ratio of approximately 2.2 and the exercise price was multiplied by that ratio.
(2)	None of our directors have received stock awards.

Mr. Mitsakos, our Executive Chairman of the Board, received option awards for his services as a director as set forth under “Outstanding Equity Awards to Directors at Fiscal Year-End 2012.”

Employment and Consulting Agreements

We are currently party to employment agreements with each of Messrs. David G. Watumull, David M. Watumull, Gilbert M. Rishton and Timothy J. King, which provide for employment for an initial term of one year, subject to renewal and earlier termination rights as provided in such agreements. These agreements provide for compensation terms and duration of employment as set forth in each such agreement. Such agreements include restrictive covenants concerning competition with us and solicitation of our employees and clients, if such individuals are terminated for cause as defined in such agreements.

On February 7, 2014, we entered into an Agreement for Services as the Executive Chairman with Nicholas Mitsakos, pursuant to which Mr. Mitsakos agreed to serve as our Executive Chairman. We agreed to pay Mr. Mitsakos an annual salary of $240,000 for his services as an executive officer.

2014 Equity Compensation Plan

Our 2014 Plan is administered by our compensation committee. The purpose of the 2014 Plan is to provide financial incentives for selected directors, employees, advisers, and consultants of Cardax and/or its subsidiaries, thereby promoting the long-term growth and financial success of the Company. The issuance of awards under the 2014 Plan is at the discretion of our compensation committee, which has the authority to determine the persons to whom any awards shall be granted and the terms, conditions and restrictions applicable to any award. Under the 2014 Plan, we may grant equity based incentive awards, including options, restricted stock, and other stock-based awards, to any directors, employees, advisers, and consultants that provide services to us or any of our subsidiaries. An aggregate of 30,420,148 shares (after giving effect to the Stock Dividend) of our Common Stock have been reserved for issuance under the 2014 Plan, which is equal to 25% of the fully diluted shares of our Common Stock on the Closing Date, and which number is subject to adjustment as described in such plan. As of February 7, 2014, there are 2,663,327 shares of Common Stock available for future awards under the 2014 Plan.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

Nicholas Mitsakos, our Executive Chairman, is the sole owner, Chairman and Chief Executive Officer of Arcadia Holdings, Inc. (“Arcadia”). On September 23, 2010, Arcadia purchased a certain secured promissory note from Holdings in the principal amount of $99,900. On March 23, 2013, that certain secured promissory note, as amended, together with all accrued interest thereon owed to Arcadia, was converted into a certain secured convertible promissory note of Holdings in the principal amount of $125,852. On May 31, 2013, that certain secured convertible promissory note, together with all accrued interest thereon owed to Arcadia, was exchanged for a certain secured convertible promissory note of Pharma in the principal amount of $128,231, and with terms pari passu with the terms of the senior secured convertible promissory notes sold by Pharma in the First Financing described below in “Recent Sales of Unregistered Securities.” Upon the consummation of the Merger, (i) the outstanding principal amount of that certain secured convertible promissory note of Pharma, together with all accrued interest thereon owed to Arcadia, was automatically converted into an aggregate number of 219,335 shares of our Common Stock and (ii) Cardax issued to Arcadia a warrant to purchase an aggregate of 219,335 shares of our Common Stock at an exercise price equal to $0.625 per share through February 7, 2019.

In 2012, the Company paid business expense advances to Mr. Mitsakos. As of December 31, 2012, the aggregate outstanding balance of business expense advances paid to Mr. Mitsakos was $19,011. In 2013, the outstanding balance was settled in full.

Frank C. Herringer, our Director, is the trustee of the Frank C. and Maryellen Cattani Herringer 1995 Family Trust (the “Herringer Trust”). On September 23, 2010, the Herringer Trust purchased a certain secured promissory note from Holdings in the principal amount of $49,950. On March 23, 2013, that certain secured promissory note, as amended, together with all accrued interest thereon owed to the Herringer Trust, was converted into a certain secured convertible promissory note of Holdings in the principal amount of $62,926. On May 31, 2013, that certain secured convertible promissory note, together with all accrued interest thereon owed to the Herringer Trust, was exchanged for a certain senior secured convertible promissory note of Pharma in the principal amount of $64,116, and with terms pari passu with the terms of the senior secured convertible notes sold by Pharma in the First Financing described below in “Recent Sales of Unregistered Securities.” Upon the consummation of the Merger, (i) the outstanding principal amount of that certain secured convertible promissory note of Pharma, together with all accrued interest thereon owed to the Herringer Trust, was automatically converted into an aggregate number of 109,667 shares of our Common Stock and (ii) Cardax issued to the Herringer Trust a warrant to purchase an aggregate of 109,667 shares of our Common Stock at an exercise price equal to $0.625 per share through February 7, 2019.

As of December 31, 2010, Holdings owed David G. Watumull, our President, Chief Executive Officer, and Director, a remaining balance of $29,000 in connection with advances that he previously made to the Company to support the financing of operations, including payroll. In 2011, such balance was paid in full.

On January 30, 2012, Koffee Korner Inc. issued (1) 10,000,000 shares of its common stock to its sole director and sole officer Nazneen D’Silva in exchange for her ownership interest in Koffee Korner’s Inc., a Texas corporation, and (2) 200,000 shares of its common stock to its former legal counsel Frank J. Hariton as a founder and promoter. We distributed all of the shares of Koffee Korner’s Inc., to Nazneen D’Silva, pursuant to that certain Spin-Off Agreement which will provide that we are indemnified and held harmless against any and all losses, liabilities, damages and expenses whatsoever as and when incurred arising out of, or based upon, or in connection with our business and the business of Koffee Korner’s Inc. prior to the date of such distribution.

On July 30, 2013, Pharma entered into an agreement with JBR Business Solutions, LLC, pursuant to which John B. Russell agreed to serve as Pharma’s chief financial officer. Pharma agreed to pay JBR Business Solutions a fee of $7,000 per month. John B. Russell, our Chief Financial Officer, is the founder and president of JBR Business Solutions.

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Between May 2013 and November 2013, Paulson Cardax Investments I, LLC purchased certain senior secured convertible promissory notes from Pharma in the aggregate principal amount of $2,281,792. Upon the consummation of the Merger, (i) the outstanding principal amount of those certain senior secured convertible promissory notes, together with all accrued interest thereon, was automatically converted into an aggregate number of 3,872,434 shares of our Common Stock and (ii) Cardax issued to Paulson Cardax Investments I, LLC a warrant to purchase an aggregate of 3,872,434 shares of our Common Stock at an exercise price equal to $0.625 per share through February 7, 2019.

Immediately prior to the Closing of the Merger Agreement by and among us, Cardax Sub, Holdings and Pharma, as further described above, Holdings owned approximately 39% of our issued and outstanding Common Stock and we owned 40% of the issued and outstanding common stock of Pharma.

We currently lease our principal office, located at 167 Penn Street, Washington Boro, Pennsylvania, on a month-to-month basis from our former chief executive officer Austin Kibler for a monthly rent of $1.00. We intend to move our principal office to Honolulu, Hawaii, after the spin-off of our wholly owned subsidiary Koffee Korner’s Inc.

Code of Ethics

Our Code of Ethics contains the ethical principles by which our Chief Executive Officer and Chief Financial Officer, among others, are expected to conduct themselves when carrying out their duties and responsibilities. A copy of our Code of Ethics may be found on our website at www.cardaxpharma.com. We will provide a copy of our Code of Ethics to any person, without charge, upon request, by writing to David G. Watumull, Cardax, Inc., 167 Penn Street, Washington Boro, Pennsylvania 17582. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of our Code of Ethics by posting such information on our website at www.cardaxpharma.com.

Director Independence

We only have one independent director. Because our Common Stock is not currently listed on a national securities exchange, we have used the definition of “independence” of The NASDAQ Stock Market to make this determination. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the Company or any other individual having a relationship that, in the opinion of the Company’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

•	the director is, or at any time during the past three years was, an employee of the Company;
•	the director or a family member of the director accepted any compensation from the Company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);
•	a family member of the director is, or at any time during the past three years was, an executive officer of the Company;
•	the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the Company made, or from which the Company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);
•	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the Company served on the compensation committee of such other entity; or
•	the director or a family member of the director is a current partner of the Company’s outside auditor, or at any time during the past three years was a partner or employee of the Company’s outside auditor, and who worked on the Company’s audit.

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LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings that arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

MARKET PRICE AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our shares of Common Stock are quoted on the OTC Bulletin Board commencing on August 30, 2012 under the symbol KOFF.  There were no trades recorded for the quarters ended September 30, 2012, December 31, 2012, September 30, 2013 or December 31, 2013.  The high and low bid quotations for our shares of Common Stock for each full quarterly period within the two most recent fiscal years are:

Quarter Ended	High	Low

September 30, 2012	$0.15	$0.15
December 31, 2012	$0.15	$0.15

March 31, 2013	$0.15	$0.15
June 30, 2013	$0.70	$0.15
September 30, 2013	$0.70	$0.70
December 31, 2013	$0.70	$0.70

Such quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and do not necessarily represent actual transactions.

As of February 7, 2014, there were 21 stockholders of record of our Common Stock. The number of stockholders does not include beneficial owners holding shares through nominee names.

Dividends

We have never paid any cash dividends and intend, for the foreseeable future, to retain any future earnings for the development of our business. Our future dividend policy will be determined by our Board of Directors on the basis of various factors, including our results of operations, financial condition, capital requirements and investment opportunities.

Securities Authorized for Issuance under Equity Compensation Plans

Prior to the Closing Date of the Merger, we adopted, and our stockholders approved, the 2014 Plan, effective as of February 7, 2014. Under such plan, we may grant equity based incentive awards, including options, restricted stock, and other stock-based awards, to any directors, employees, advisers, and consultants that provide services to us or any of our subsidiaries on terms and conditions that are from time to time determined by us. An aggregate of 30,420,148 shares (after giving effect to the Stock Dividend) of our Common Stock are reserved for issuance under the 2014 Plan, which is equal to 25% of the fully diluted shares of our Common Stock on the Closing Date, and which number is subject to adjustment as described in such plan. The purpose of the 2014 Plan is to provide financial incentives for selected directors, employees, advisers, and consultants of Cardax and/or its subsidiaries, thereby promoting the long-term growth and financial success of the Company.

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Upon the Closing of the Merger, we granted options to purchase our Common Stock in substitution of the outstanding options granted by Holdings under the 2006 Plan (the “Holdings Options”). The number of shares underlying the Holdings Options was divided by an exchange ratio of approximately 2.2 and the exercise price was multiplied by that ratio. After giving effect to the exchange, options to purchase an aggregate of 6,889,555 shares of Common Stock at an exercise price of $0.155 per share were assumed by us. In addition, options to purchase an aggregate of 20,867,266 shares of Common Stock at an exercise price of $0.625 per share were awarded to directors, employees, advisers, and consultants of Cardax and/or its subsidiaries upon the Closing, leaving 2,663,327 shares available for issuance.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	27,756,821	$0.51	2,663,327
Equity compensation plans not approved by security holders	-	-	-
Total	27,756,821	$0.51	2,663,327

Penny Stock Regulations

Our shares of Common Stock are subject to the “penny stock” rules of the Exchange Act and various rules under this Act. In general terms, “penny stock” is defined as any equity security that has a market price less than $5.00 per share, subject to certain exceptions. The rules provide that any equity security is considered to be a penny stock unless that security is registered and traded on a national securities exchange meeting specified criteria set by the SEC, issued by a registered investment company, or excluded from the definition on the basis of price (at least $5.00 per share) or based on the issuer’s net tangible assets or revenues. If our net tangible assets exceed $2,000,000, as determined by our audited financial statements, then our Common Stock will not be deemed “penny stock”.

Trading in shares of penny stock is subject to additional sales practice requirements for broker-dealers who sell penny stocks to persons other than established customers and accredited investors. Accredited investors, in general, include individuals with assets in excess of $1,000,000 or annual income exceeding $200,000 (or $300,000 together with their spouse), and certain institutional investors. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of the security and must have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the security. Finally, monthly statements must be sent disclosing recent price information for the penny stocks. These rules may restrict the ability of broker-dealers to trade or maintain a market in our Common Stock, to the extent it is penny stock, and may affect the ability of stockholders to sell their shares.

RECENT SALES OF UNREGISTERED SECURITIES

We issued shares of Common Stock in the following transactions:

Stock Purchase

Pursuant to the Purchase Agreement described above, on January 10, 2014, we issued an aggregate of 30,000,000 shares of our Common Stock (after giving effect to the Stock Dividend) to Pharma, which Pharma then transferred to Holdings, the then sole stockholder of Pharma.

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The shares of Common Stock issued to Pharma in connection with the Purchase Agreement were offered and sold to Pharma in a private transaction in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder. Our reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one offeree; (c) there were no subsequent or contemporaneous public offerings of the securities by us; and (d) the negotiations for the sale of the stock took place directly between the offeree and us.

Merger

Pursuant to the Merger Agreement described above in Item 2.01 – “Completion of Acquisition or Disposition of Assets”, on February 7, 2014, we issued an aggregate of 3,229,093 shares of our Common Stock to Holdings.

The shares of Common Stock issued to Holdings in connection with the Merger were offered and sold to Holdings in a private transaction in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder. Our reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one offeree; (c) there were no subsequent or contemporaneous public offerings of the securities by us; and (d) the negotiations for the sale of the stock took place directly between the offeree and us.

Securities issued by our Predecessor, Cardax Pharma, Inc.

Between May 31, 2013 and November 1, 2013, Pharma sold notes to investors in the aggregate principal amount of $4,840,792 (the “First Financing”). Upon the consummation of the Merger, (i) the outstanding principal amount of the notes plus all accrued interest thereon owed to each investor in the First Financing were automatically converted into an aggregate number of 8,206,611 shares of Common Stock and (ii) Cardax issued warrants to such investors to purchase an aggregate of 8,206,611 shares of Common Stock at an exercise price equal to $0.625 through February 7, 2019.

On May 31, 2013, Pharma assumed the obligations under certain notes sold by Holdings to investors prior to May 31, 2013. As a result, all of the notes sold by Holdings and assumed by Pharma, were canceled, and in exchange, senior secured convertible promissory notes were issued by Pharma in the aggregate principal amount of $3,648,244 (the “Second Financing”), such amount being comprised of the previously outstanding principal amount and all accrued interest thereon owed to each investor, and with terms pari passu with the terms of the notes sold by Pharma in the First Financing, with the exception of one note, which was not cancelled and which was repaid by Pharma on February 7, 2014, in the principal amount of $500,000 plus all accrued interest thereon owed to the investor. Upon the consummation of the Merger, (i) the outstanding principal amount of the notes plus all accrued interest thereon owed to each investor in the Second Financing were automatically converted into an aggregate number of 6,240,166 shares of Common Stock and (ii) Cardax issued warrants to such investors to purchase an aggregate of 6,240,166 shares of Common Stock at an exercise price equal to $0.625 through February 7, 2019.

On May 31, 2013, in connection with the Second Financing, certain investors that were sold notes by Holdings between November 15, 2012 and January 29, 2013, and between February 14, 2013 and April 25, 2013, were issued warrants (the “Additional Warrants”) by Holdings to purchase shares of a public company to be acquired by Holdings, at an exercise price equal to $0.15625, or $0.3125, respectively, for a period of one year from the date of the acquisition of the public company. Upon the consummation of the Merger, the number of shares underlying the Additional Warrants were adjusted and converted into an aggregate of 164,192 shares of Common Stock, and 64,901 shares of Common Stock, respectively.

Upon the Closing of the Merger, each holder of the warrants issued in connection with the First Financing and the Second Financing were given the option to amend the terms of their warrant to receive the same terms as the Class A Warrants issued pursuant to the Subscription Agreement described above in Item 1.01 – “Entry Into a Definitive Material Agreement.”

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On January 3, 2014, Pharma sold convertible unsecured notes to investors in the aggregate principal amount of $2,076,000 (the “Third Financing”). Upon the consummation of the Merger, (i) the outstanding principal amount of the notes plus all accrued interest thereon owed to each investor were automatically converted into an aggregate number of 3,353,437 shares of Common Stock and (ii) Cardax issued warrants to such investors to purchase an aggregate of 3,321,600 shares of Common Stock at an exercise price equal to $0.625 through February 7, 2019.

The shares of Common Stock and warrants to purchase shares of Common Stock at a price per share of $0.625 were issued by us to the holders of senior secured convertible promissory notes and convertible unsecured promissory notes that were issued by Pharma in accordance with the terms and conditions of such notes. The issuance and sale of such securities were issued in a private transaction in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act and Regulation D, Rule 506 promulgated thereunder, to purchasers who are “accredited investors” as defined by Regulation D.

Offering of Shares of Common Stock

On the Closing Date of the Merger, we issued an aggregate of 6,276,960 shares of Common Stock at a purchase price per share equal to $0.625 and warrants to purchase an aggregate of 6,276,960 shares of Common Stock at an exercise price of $0.625 per share to investors pursuant to the Subscription Agreement and the Agincourt Agreements described above in Item 1.01 – “Entry Into a Definitive Material Agreement.”

The shares of Common Stock and warrants to purchase shares of Common Stock at an exercise price of $0.625 per share pursuant to the Subscription Agreement and the Agincourt Agreements were issued to purchasers in a private transaction in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act and Regulation D, Rule 506 promulgated thereunder, to purchasers who are “accredited investors” as defined by Regulation D.

Placement Agents

In connection with the offering of securities by Pharma in the First Financing, the Third Financing, and the offering of our shares of Common Stock, we issued warrants to certain broker dealers that acted as placement agents in such transactions in an aggregate amount of 2,260,445 shares of our Common Stock, at an exercise price per share of $0.625 through February 7, 2019.

In connection with investor relations and financial consulting services provided by Highline Research Advisors LLC, an affiliate of a principal of Agincourt, to Holdings and Pharma, and services provided to us after the Merger, upon the Closing of the Merger, we issued (a) a warrant to Highline Research Advisors LLC to purchase an aggregate of 750,000 shares of Common Stock, at an exercise price of $0.625 per share, that will expire in 5 years and (b) a warrant to an entity that provides certain website and investment relations related services to us to purchase an aggregate of 250,000 shares of Common Stock, at an exercise price of $0.625 per share, that will expire in 5 years.

In connection with investor relations and financial consulting services provided by Portfolio Advisors Alliance, Inc. to Pharma, and services provided to us after the Merger, upon the Closing of the Merger, we issued a warrant to Portfolio Advisors Alliance, Inc. to purchase an aggregate of 400,000 shares of Common Stock, at an exercise price of $0.625 per share, that will expire in 5 years.

The warrants to purchase shares of Common Stock were issued to such placement agents and other persons in connection with the offering by Pharma of its senior secured convertible notes and the offering of the shares of our Common Stock in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act and Regulation D, Rule 506 promulgated thereunder.

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Services Agreement

In connection with consulting services to be provided by JLS Ventures, LLC, upon the Closing of the Merger, we issued a warrant to JLS Ventures, LLC to purchase up to 700,000 shares of Common Stock pursuant to the terms, exercise prices and schedule set forth in such warrant, with an initial exercise price of not less than $1.25 per share. A form of such warrant is filed as exhibit to this Current Report on Form 8-K.

The warrant to purchase shares of Common Stock as issued to JLS Ventures, LLC in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act.

Options.

Upon the Closing of the Merger, (i) options to purchase an aggregate of 6,889,555 shares of Common Stock at an exercise price of $0.155 per share were granted by us in full substitution for certain options that were previously granted by Holdings, and (ii) options to purchase an aggregate of 20,867,266 shares of Common Stock at an exercise price of $0.625 per share were awarded to directors, employees, advisers, and consultants of Cardax and/or its subsidiaries. Options issued to employees are intended to comply with Section 409A of the Internal Revenue Code and shall be construed and interpreted in accordance with such intent. Such options were granted upon exemptions from registration pursuant to Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder.

DESCRIPTION OF SECURITIES

Authorized Capital Stock

Our authorized share capital consists of 400,000,000 shares of Common Stock, par value $0.001 per share, and 50,000,000 shares of preferred stock, par value $0.001.

Common Stock

As of February 7, 2014, 62,854,662.6 shares of our Common Stock (after giving effect to the Stock Dividend) were outstanding. The outstanding shares of Common Stock are validly issued, fully paid and non-assessable.

Holders of Common Stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of Common Stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of Common Stock voting for the election of directors can elect all of the directors. Holders of Common Stock representing a majority of the voting power of the Company’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s certificate of incorporation.

Holders of Common Stock are entitled to share in all dividends that our Board of Directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the Common Stock. The Common Stock has no pre-emptive, subscription or conversion rights and there are no redemption provisions applicable to the Common Stock.

In addition, our authorized but unissued common shares could be used by our Board of Directors for defensive purposes against a hostile takeover attempt, including (by way of example) the private placement of shares or the granting of options to purchase shares to persons or entities sympathetic to, or contractually bound to support, management. We have no such present arrangement or understanding with any person. Further, our Common Stock may be reserved for issuance upon exercise of stock purchase rights designed to deter hostile takeovers, commonly known as a “poison pill.”

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Preferred Stock

As of February 7, 2014, there were no shares of our preferred stock that are issued and outstanding.

Our authorized preferred stock is “blank check” preferred. Accordingly, subject to limitations prescribed by law, our Board is expressly authorized, at its discretion, to adopt resolutions to issue shares of preferred stock of any class or series, to fix the number of shares of any class or series of preferred stock and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the preferred stock, in each case without any further action or vote by our stockholders.

Options

Prior to the Closing of the Merger, we have adopted an equity incentive plan pursuant to which we may grant options or other equity incentive awards to employees or other persons on terms and conditions determined by our Board of Directors or our compensation committee. The options or other equity awards that may be granted under this plan may qualify as incentive stock options under the Internal Revenue Code of 1986, as amended. The number of shares of our Common Stock reserved for issuance upon the exercise or exchange of such options or other equity incentive awards accounted for 25% of our capitalization on the Closing Date of the Merger, determined on a fully diluted basis.

We have outstanding (a) options to purchase an aggregate of 19,148,909 shares of our Common Stock at an exercise price equal to $0.625 per share, exercisable through February 7, 2024, which we issued under our 2014 Plan (b) options to purchase an aggregate of 1,718,357 shares of our Common Stock at an exercise price equal to $0.625 per share, exercisable through May 15, 2016, which we issued under our 2014 Plan. In addition, we have the following outstanding options, which we granted in full substitution of the outstanding options granted by Holdings under the 2006 Plan: (a) options to purchase an aggregate of 2,614,949 shares of our Common Stock at an exercise price equal to $0.155 per share, exercisable through May 15, 2016, and (b) options to purchase an aggregate of 4,274,606 shares of our Common Stock at an exercise price equal to $0.155 per share, exercisable through February 7, 2024.

Warrants

As of February 7, 2014, we have outstanding warrants to purchase an aggregate of 14,446,777 shares of our Common Stock in the form of the Noteholder Warrant and an aggregate of 9,598,560 shares of our Common Stock in the form of the Class A Warrant, both forms of warrant filed as exhibits to this Current Report on Form 8-K. Each warrant provides the holder the right to purchase a share of our Common Stock at a price per share equal to $0.625, provided that the number of shares of Common Stock and the price per share are subject to certain specified adjustments for changes or reclassifications to our Common Stock. Each warrant may be exercised at any time, in whole or in part, on any business day that is on or prior to February 7, 2019. Each holder of the Noteholder Warrants has the option to amend the terms of its warrant to receive the same terms as the Class A Warrant.

As of February 7, 2014, we have outstanding warrants to purchase an aggregate of 2,260,445 shares of our Common Stock in the form of the Placement Agent Warrant and an aggregate of 1,400,000 shares of our Common Stock in the form of the Financial Consultant Warrant, both forms of warrants filed as exhibits to this Current Report on form 8-K. Each warrant provides the holder the right to purchase a share of our Common Stock at a price per share equal to $0.625, provided that the number of shares of Common Stock and the price per share are subject to certain specified adjustments for changes or reclassifications to our Common Stock. Each warrant may be exercised at any time, in whole or in part, on any business day that is on or prior to February 7, 2019. Such warrants may also be exercised, in whole or in part, on a cashless basis, in accordance with the terms set forth in such warrants. A “cashless exercise” means that in lieu of paying the aggregate purchase price for the shares being purchased upon exercise of the warrants in cash, the holder will forfeit a number of shares underlying the warrants with a “fair market value” equal to such aggregate exercise price.

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As of February 7, 2014, we have an outstanding warrant to purchase an aggregate of 700,000 shares of our Common Stock in the form of the JLS Warrant, which form of warrant is filed as an exhibit to this Current Report on form 8-K. Such warrant provides the right to purchase up to 700,000 shares of our Common Stock, as follows: (i) until the date that is 2 years after the Closing Date of the Merger, 500,000 shares at a price based on the initial trading price of the shares of our Common Stock on February 10, 2014 but not less than $1.25 per share; (ii) until the date that is 3 years after the Closing Date of the Merger,100,000 shares at 140% of the price per share of the initial tranche of 500,000 shares; and (iii) until the date that is 3 years after the Closing Date of the Merger, 100,000 shares at 140% of the price per share of the second tranche, all as provided in the form of such warrant.

The above description of warrants is qualified in its entirety by reference to the forms of such warrants filed as exhibits to this Current Report on Form 8-K.

Other Convertible Securities

Other than as described above, we do not have outstanding any options, warrants or other securities that are convertible into, or exchangeable for, shares of our Common Stock.

Transfer Agent

Our independent stock transfer agent is VStock Transfer, LLC. VStock Transfer’s address is 77 Spruce Street, Suite 201, Cedarhurst, NY 11516.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our amended and restated certificate of incorporation and bylaws limit our directors’ and officers’ liability to the fullest extent permitted under Delaware corporate law. Specifically, our directors and officers are not liable to us or our stockholders for monetary damages for any breach of fiduciary duty by a director or officer, except for liability:

•	for any breach of the director’s or officer’s duty of loyalty to us or our stockholders;
•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	under Section 174 of the Delaware General Corporation Law; or
•	for any transaction from which a director or officer derives an improper personal benefit.

If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of our directors or officers shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

The provision regarding indemnification of our directors and officers in our amended and restated certificate of incorporation generally does not limit liability under state or federal securities laws.

Delaware law and our amended and restated certificate of incorporation and bylaws provide that we will, in certain situations, indemnify any person made or threatened to be made a party to a proceeding by reason of that person’s former or present official capacity with our company against judgments, penalties, fines, settlements and reasonable expenses including reasonable attorney’s fees. Any person is also entitled, subject to certain limitations, to payment or reimbursement of reasonable expenses in advance of the final disposition of the proceeding.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Dismissal of Independent Registered Public Accountant

On January 3, 2014, the Board of Directors of Cardax approved the dismissal of Li and Company, PC, its independent registered public accountants, effective as of the consummation of the Merger of Cardax Sub with and into Pharma. The Merger was consummated on February 7, 2014 and, therefore, the effective date of Li and Company, PC’s dismissal was on such date.

The report of Li and Company, PC on the financial statements of Koffee Korner Inc. for the fiscal years ended March 31, 2013 and 2012 did not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principle other than an explanatory paragraph as a going concern.

During the last two fiscal years, and through February 7, 2014, the effective date of Li and Company, PC’s dismissal, (i) there were no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between Koffee Korner Inc. and Li and Company, PC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Li and Company, PC would have caused Li and Company, PC to make reference to the subject matter of the disagreement in connection with its report, and (ii) there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Cardax has provided Li and Company, PC with a copy of this disclosure and requested that Li and Company, PC provide Cardax with a letter addressed to the Commission stating whether or not Li and Company, PC agrees with the above disclosures. A copy of Li and Company, PC’s letter, dated February 7, 2014, is attached as Exhibit 16.1 to this Form 8-K.

Newly Appointed Independent Registered Public Accountant

On January 3, 2014, the Board of Directors of Cardax approved the appointment of KBL, LLP as Cardax’s independent registered public accounting firm, effective as of the consummation of the Merger of Cardax Sub with and into Pharma on February 7, 2014. At the time of the consummation of the Merger, KBL, LLP was the independent registered public accounting firm for Holdings and Pharma. During the two most recent fiscal years and through the date of its engagement, neither Cardax nor anyone on its behalf, consulted KBL, LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the financial statements of Cardax; or (ii) any matter that was the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

FINANCIAL STATEMENTS AND EXHIBITS

See Item 9.01 of this Current Report on Form 8-K.

ITEM 3.02           UNREGISTERED SALES OF EQUITY SECURITIES.

The information contained in Item 2.01 above is incorporated herein by reference in response to this Item 3.02.

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The shares of Common Stock issued to Pharma in connection with the Purchase Agreement were offered and sold to Pharma in a private transaction in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder. Our reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one offeree; (c) there were no subsequent or contemporaneous public offerings of the securities by us; and (d) the negotiations for the sale of the stock took place directly between the offeree and us.

The shares of Common Stock issued to Holdings in connection with the Merger were offered and sold to Holdings in a private transaction in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder. Our reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one offeree; (c) there were no subsequent or contemporaneous public offerings of the securities by us; and (d) the negotiations for the sale of the stock took place directly between the offeree and us.

The shares of Common Stock and warrants to purchase shares of Common Stock at a price per share of $0.625 were issued by us to the holders of senior secured convertible promissory notes and convertible unsecured promissory notes that were issued by Pharma in accordance with the terms and conditions of such notes. The issuance and sale of such securities were issued in a private transaction in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act and Regulation D, Rule 506 promulgated thereunder, to purchasers who are “accredited investors” as defined by Regulation D.

The shares of Common Stock and warrants to purchase shares of Common Stock at an exercise price of $0.625 per share pursuant to the Subscription Agreement and the Agincourt Agreements were issued to purchasers in a private transaction in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act and Regulation D, Rule 506 promulgated thereunder, to purchasers who are “accredited investors” as defined by Regulation D.

Warrants to purchase shares of Common Stock at a purchase price per share equal to $0.625 were issued to certain placement agents, in connection with the offering by Pharma of its convertible notes and the offering of the shares of our Common Stock, in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act and Regulation D, Rule 506 promulgated thereunder.

A warrant to purchase shares of Common Stock at a purchase price per share equal to $0.625 was issued to each Highline Research Advisors LLC and an entity that provides certain website and investment relations related services to us, in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act and Regulation D, Rule 506 promulgated thereunder.

A warrant to purchase shares of Common Stock as issued to JLS Ventures, LLC in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act.

The options granted under our 2014 Plan were granted upon exemptions from registration pursuant to Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder.

Item 3.03           Material Modification to Rights of Security Holders.

Reference is made to the disclosure set forth under Item 5.03 of this report, which disclosure is incorporated herein by reference.

ITEM 4.01           CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

Reference is made to the disclosure set forth under the heading “Changes in and Disagreements with Accountants on Accounting and Financial Disclosure” under Item 2.01 of this report, which disclosure is incorporated herein by reference.

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ITEM 5.01           CHANGES IN CONTROL OF REGISTRANT.

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

ITEM 5.02           DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

In accordance with the Merger Agreement and the transactions contemplated thereby, effective as of the Closing Date, the following directors and officers were appointed:

Name	Position

Nicholas Mitsakos	Executive Chairman of the Board of Directors

David G. Watumull	President, Chief Executive Officer, and Director

Frank C. Herringer	Director

John B. Russell	Chief Financial Officer and Treasurer

Richard M. Morris	Secretary

David M. Watumull	Vice President, Operations, Assistant Treasurer and Assistant Secretary

In addition, Austin Kibler has agreed to resign as an officer and director of the Company effective upon the consummation of the Merger.

Item 5.03          Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On January 3 and 10, 2014, the Board of Directors and majority stockholder of Cardax approved the following corporate actions, each contingent and effective upon the Closing of the Merger: (a) amending and restating our certificate of incorporation to increase the number of authorized shares of our Common Stock from 100,000,000 to 400,000,000 (the “Authorized Share Increase”); (b) changing our name from Koffee Korner Inc. to Cardax, Inc.; (c) changing our fiscal year end from March 31 to December 31 (the “Change of Fiscal Year”) and (d) changing the par value of our Common Stock and the par value of our preferred stock from $0.0001 to $0.001 per share (the foregoing actions set forth in clauses (a) through (d) are referred to collectively as the “Corporate Actions”). We have filed our amended and restated certificate of incorporation to effect the Corporate Actions, effective February 7, 2014.

As a result of the Authorized Share Increase, on the Closing Date of the Merger we have 400,000,000 shares of Common Stock authorized for issuance, of which approximately 337,145,337 were available for issuance without seeking further action or vote of our stockholders. We have reserved 56,162,603 shares of our Common Stock for issuance upon exercise of warrants and options that have been granted, and are outstanding, as of the Closing Date of the Merger.

As a result of the Change of Fiscal Year, the Company intends to file the report covering the transition period ending December 31, 2013 on a Form 10-K.

The foregoing description of the Corporate Actions does not purport to be complete and is qualified in its entirety by reference to the descriptions thereof set forth in our amended and restated certificate of incorporation, filed herewith as Exhibit 3.1 and incorporated herein by reference.

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ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Business Acquired

Filed herewith as Exhibit 99.1 and incorporated herein by reference are the audited consolidated financial statements of Holdings and Pharma for each of the fiscal year ended December 31, 2012 and December 31, 2011 and the period from Inception to December 31, 2012.

Filed herewith as Exhibit 99.2 and incorporated herein by reference are the unaudited consolidated financial statements of Holdings and Pharma as of for the nine periods ended September 30, 2012 and September 30, 2013 and the period from inception to September 30, 2013.

(b)	Pro forma financial information

Filed herewith as Exhibit 99.3 and incorporated herein by reference are the pro forma consolidated financial statements for the year ended December 31, 2012 and the nine month period ended September 30, 3013.

(c)	Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of November 27, 2013, by and among Koffee Korner Inc., Cardax Acquisition, Inc., Cardax Pharmaceuticals, Inc. and Cardax Pharma, Inc.*
2.2	First Amendment to the Agreement and Plan of Merger, dated as of January 10, 2014, by and among Koffee Korner Inc., Cardax Acquisition, Inc., Cardax Pharmaceuticals, Inc. and Cardax Pharma, Inc.**
2.3	Second Amendment to the Agreement and Plan of Merger, dated as of February 7, 2014, by and among Koffee Korner Inc., Cardax Acquisition, Inc., Cardax Pharmaceuticals, Inc. and Cardax Pharma, Inc.
3.1	Form of Amended and Restated Certificate of Incorporation**
3.2	Form of Amended and Restated Bylaws**
4.1	Form of specimen certificate representing common stock of Cardax, Inc.
4.2	Form of Class A Warrant
4.3	Form of Noteholder Warrant
4.4	Form of Placement Agent Warrant
4.5	Form of Financial Consultant Warrant
4.6	Form of Warrant issued to JLS Ventures, LLC
10.1	Bill of Sale, Assignment and Assumption Agreement dated as of May 31, 2013, by and between Cardax Pharmaceuticals, Inc. and Cardax Pharma, Inc.
10.2	Cardax, Inc. 2014 Equity Compensation Plan**
10.3	Form of Stock Option Agreement under the 2014 Equity Compensation Plan
10.4	Form of Notice of Stock Option Grant under the 2014 Equity Compensation Plan
10.5	Form of Notice of Stock Option Grant In Substitution of Stock Option Grant under the Cardax Pharmaceuticals, Inc. 2006 Stock Incentive Plan

10.6	Stock Purchase Agreement, dated as of January 10, 2014, by and among Koffee Korner Inc., Cardax Pharmaceuticals, Inc. and Cardax Pharma, Inc.**
10.7	Spin-off Agreement, dated as of February 7, 2014, between Koffee Korner Inc. and Nazneen D’Silva
10.8	Form of Indemnification Agreement
10.9	Senior Executive Employment Agreement, dated February 7, 2014, of David G. Watumull
10.10	Senior Executive Employment Agreement, dated February 7, 2014, of David M. Watumull
10.11	Senior Executive Employment Agreement, dated February 7, 2014, of Gilbert M. Rishton
10.12	Senior Executive Employment Agreement, dated February 7, 2014, of Timothy J. King
10.13	Agreement dated July 30, 2013, by and between JBR Business Solutions, LLC and Cardax Pharma, Inc.
10.14	Agreement for Services as the Executive Chairman dated February 7, 2014, by and between Cardax, Inc. and Nicholas Mitsakos
10.15	Joint Development and Supply Agreement effective on November 15, 2006, by and between BASF Aktiengesellschaft and Cardax Pharmaceuticals, Inc., as amended by Amendment No. 1 to Joint Development and Supply Agreement effective on April 15, 2007***
10.16	Placement Agent Agreement dated January 3, 2014, by and between Cardax Pharma, Inc. and Portfolio Advisors Alliance, Inc., and acknowledged by Agincourt, Ltd.
10.17	Financial Consulting Agreement dated January 3, 2014, by and between Cardax Pharma, Inc. and Portfolio Advisors Alliance, Inc., and acknowledged by Agincourt, Ltd.
10.18	Exclusive Investment Banking Agreement dated as of March 12, 2013, and supplemented as of May 21, 2013 and December 3, 2013, by and among Cardax Pharmaceuticals, Inc., Cardax Pharma, Inc., and Agincourt, Ltd., as the placement agent
10.19	Sub-Agency Agreement dated December 12, 2013, by and between Agincourt, Ltd. and Paulson Investment Company, Inc., as the sub-agent, and acknowledged by Cardax Pharmaceuticals, Inc. and Cardax Pharma, Inc.

16.1	Letter dated February 7, 2014 from Li and Company, PC
21.1	Subsidiaries of Cardax, Inc.
99.1	Audited Consolidated Balance Sheets of Cardax Pharmaceuticals Inc. and Cardax Pharma, Inc. as of December 31, 2012 and 2011 and the related Statements of Operations, Changes in Stockholders’ Equity (Deficit) and Cash Flows for the year ended December 31, 2012 and 2011 and the period from Inception to December 31, 2012
99.2	Unaudited Consolidated Balance Sheets of Cardax Pharmaceuticals Inc. and Cardax Pharma, Inc. as of September 30, 2013 and the related Statements of Operations and Cash Flows for the nine months ended September 30, 2013 and 2012 and the period from Inception to September 30, 2013
99.3	Pro forma consolidated financial statements for the year ended December 31, 2012 and the nine month period ended September 30, 2013

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* Filed as an exhibit to the Current Report on Form 8-K of the Company dated November 27, 2013.

** Filed as an exhibit to the Current Report on Form 8-K of the Company dated January 13, 2014.

*** Confidential treatment has been requested for this exhibit, and confidential portions have been filed separately with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 10, 2014

Cardax, Inc.

By:	/s/ David G. Watumull
David G. Watumull
Chief Executive Officer and President